UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GMH Communities Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

10 Campus Boulevard
Newtown Square, PA 19073

May 7, 2007

To our Shareholders:

On behalf of the Board of Trustees of GMH Communities Trust, I cordially invite you to attend our 2007 Annual Meeting of Shareholders. The meeting will be held on Thursday, June 14, 2007 at 10:00 a.m., local time, at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428. During the meeting, shareholders will be asked to vote on the annual election of trustees and any other matters that may be properly brought before the meeting. In addition, we will update you on important developments in our business and respond to any questions that you may have about us.

Information about the matters to be acted upon at the meeting is contained in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Also enclosed with this Proxy Statement are your proxy card instructions for voting and the 2006 Annual Report to shareholders.

I would like to take this opportunity to remind you that your vote is very important. Please take a moment now to cast your vote in accordance with the instructions set forth on the enclosed proxy card. In addition, if you would like to attend the 2007 Annual Meeting in person, please see the admission instructions set forth in the Notice of Annual Meeting of Shareholders accompanying this letter and on the enclosed proxy card.

I look forward to seeing you at the meeting.

Best regards,

Gary M. Holloway, Sr.
Chairman, President and Chief Executive Officer

10 Campus Boulevard
Newtown Square, PA 19073

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held June 14, 2007

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders of GMH Communities Trust, a Maryland real estate investment trust (the “Trust”), will be held on Thursday, June 14, 2007 at 10:00 a.m., local time, at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428, for the following purposes:

1.                 To elect nine members of the Board of Trustees to hold office until the annual meeting of shareholders to be held in 2008; and

2.                 To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board has fixed the close of business on April 30, 2007, as the record date for the 2007 Annual Meeting (the “Record Date”). Only shareholders of record as of that date are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

If you hold your shares directly in your name, and plan to attend the meeting, you may pre-register by following the instructions for pre-registration on the enclosed proxy card. If your shares are held in the name of a broker or other nominee or holder of record, and plan to attend the meeting, you will need to bring proof of ownership to the meeting. A recent brokerage account statement is an example of proof of ownership. If you hold your shares through a broker or other nominee, you may send a request for pre-registration to: Annual Meeting Pre-Registration, GMH Communities Trust, 10 Campus Boulevard, Newtown Square, Pennsylvania 19073, Attn: Secretary and General Counsel. Your request should include the following information:

•        your name and complete mailing address;

•        if you have appointed a proxy to attend the 2007 Annual Meeting on your behalf, the name of that proxy; and

•        a copy of a brokerage statement reflecting your share ownership as of the Record Date.

The accompanying form of proxy is solicited by the Board of Trustees. Further information about the business to be transacted at the 2007 Annual Meeting is provided in the attached Proxy Statement.

By Order of the Board of Trustees,

Joseph M. Macchione Secretary

Newtown Square, Pennsylvania
May 7, 2007

Whether or not you plan to attend the 2007 Annual Meeting in person, please mark, execute, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided. Doing so will not prevent you from voting in person at the meeting, if you choose to do so. It will, however, help to assure that a quorum is present for the meeting and to avoid proxy solicitation costs.

10 Campus Boulevard
Newtown Square, PA 19073

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Trustees of GMH Communities Trust (the “Board”), a Maryland real estate investment trust (the “Trust” or “we”), for use at the Trust’s 2007 Annual Meeting of Shareholders (the “2007 Annual Meeting”), to be held at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428 on Thursday, June 14, 2007 at 10:00 a.m., local time, and any adjournment or postponement thereof, for the purposes set forth in the foregoing notice and more fully discussed herein. This Proxy Statement, the foregoing notice and the enclosed proxy card are first being mailed to shareholders of the Trust on or about May 7, 2007. Only shareholders of record at the close of business on April 30, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the 2007 Annual Meeting.

GENERAL QUESTIONS AND ANSWERS ABOUT THE MEETING

The questions and answers set forth below provide general information regarding this Proxy Statement and the 2007 Annual Meeting.

When are our 2006 Annual Report and this Proxy Statement first being sent to shareholders?

Our 2006 Annual Report and this Proxy Statement are being sent to shareholders beginning on or about May 7, 2007.

What will shareholders vote on at the meeting?

1.                To elect nine members of the Board of Trustees to hold office until the annual meeting of shareholders to be held in 2008; and

2.                To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Who is entitled to vote at the 2007 Annual Meeting and how many votes do they have?

Common shareholders of record at the close of business on the Record Date may vote at the 2007 Annual Meeting. Each share has one vote. There were 41,567,146 common shares outstanding on the Record Date.

How do I vote?

You must be present, or represented by proxy, at the 2007 Annual Meeting in order to vote your shares. Since many of our shareholders are unable to attend the meeting in person, we send proxy cards to all of our shareholders to enable them to vote.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. If you complete and return the enclosed proxy card, your shares will be voted by the proxies identified on the proxy card.

By completing and returning this proxy card, who am I designating as my proxy?

You will be designating Gary M. Holloway, Sr., our chairman, president and chief executive officer, and Joseph M. Macchione, our executive vice president, general counsel and secretary, as your proxies. They may act on your behalf together or individually and will have the authority to appoint a substitute to act as proxy.

How will my proxy vote my shares?

Your proxy will vote according to the instructions on your proxy card. If you complete and return your proxy card, but do not indicate your vote on the Proposal 1—Election of Trustees, your proxy will vote “FOR” each of the nominees under Proposal 1. We do not intend to bring any other matter for a vote at the 2007 Annual Meeting, and we do not know of anyone else who intends to do so. However, your proxies will be authorized to vote on your behalf, in their discretion, on other business that properly comes before the 2007 Annual Meeting and for which proxies are permitted to vote.

How do I vote using my proxy card?

Simply sign and date the enclosed proxy card and return it using the enclosed prepaid envelope, or otherwise follow the voting instructions included on the proxy card that you receive.

How do I revoke my proxy?

You may revoke your proxy at any time before your shares are voted at the 2007 Annual Meeting by:

•       notifying the Trust’s secretary in writing that you are revoking your proxy at: GMH Communities Trust, Attn: Secretary and General Counsel, 10 Campus Boulevard, Newtown Square, PA 19073;

•       executing a later dated proxy card; or

•       attending and voting by ballot at the 2007 Annual Meeting.

Who will count the votes?

Under our bylaws and Maryland law, the Board may, but need not, appoint one or more persons or entities to serve as inspector(s) of election for the purpose of counting votes at a shareholder meeting. Our Board has delegated the authority to designate an inspector of election to Gary M. Holloway, Sr., our chairman, president and chief executive officer. As of the mailing of this proxy statement, Mr. Holloway had not designated an inspector of election for the 2007 Annual Meeting, but he may do so at any time prior to the meeting. Regardless of whether an inspector of election is formally designated prior to the meeting, we expect that representatives of our transfer agent and registrar will assist in the tabulation of affirmative and negative votes and withheld votes and abstentions.

What constitutes a quorum?

As of the Record Date, the Trust had 41,567,146 common shares outstanding. A majority of the outstanding shares entitled to vote at the 2007 Annual Meeting on any matter, present or represented by proxy, will constitute a quorum for the meeting. If you sign and return your proxy card, your shares will be counted in determining the presence of a quorum, even if you withhold your vote. If a quorum is not present at the meeting, the shareholders present in person or by proxy may adjourn the meeting to a date not more than 120 days after the Record Date, until a quorum is present.

Can limited partners in the Trust’s operating partnership (“OP”) vote their units of limited partnership interest in the OP (“OP units”)?

No. Only common shareholders of record at the close of business on the Record Date may vote at the 2007 Annual Meeting. Holders of OP units are not shareholders of the Trust, and therefore may not vote their OP units at meetings of our shareholders. The holders of OP units, other than the Trust, have redemption rights that enable them to redeem their OP units for common shares of the Trust on a one-for-one basis, generally after a one-year holding period. A holder of OP units would have had to redeem OP units for common shares prior to the Record Date in order to vote such common shares at the 2007 Annual Meeting. As of the Record Date, none of the 31,624,617 OP units then outstanding, and not held by the Trust, had been redeemed for common shares of the Trust.

How may my vote be cast and what vote is required for the election of trustees?

With respect to the election of trustees, votes may be cast in favor of or withheld from one or all nominees. Trustees are elected by a plurality, and therefore the nine nominees receiving the most votes “for” election will be elected as trustees. Some of our shareholders will not vote, so the shareholders who do vote influence the outcome of the election in greater proportion than their percentage ownership of the Trust.

For the election of trustees, withheld votes do not affect whether a nominee has received sufficient votes to be elected. Shares held by brokers that do not have discretionary authority to vote on a particular matter and that have not received voting instructions from their customers (commonly referred to as “broker non-votes”) are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the meeting. Banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, but may vote their clients’ shares on the election of trustees. Since the election of trustees is considered a routine matter for which brokers have the discretionary authority to vote for beneficial owners who have not otherwise provided voting instructions, broker non-votes will not exist with respect to the proposal for election of trustees.

What vote is required on other matters?

The Trust is unaware of any other matters to be brought before the 2007 Annual Meeting. To the extent that such other matters are properly brought before the meeting, however, a majority of the votes cast at a meeting of shareholders is required to approve any other matter, unless a greater vote is required by law or by our Articles of Amendment and Restatement of Declaration of Trust (“Declaration of Trust”). The treatment of broker non-votes and abstentions with respect to such other matters will depend upon the vote required to approve the matter, but in all cases will be considered present for the purpose of determining the presence of a quorum.

Who is soliciting my proxy, how is it being solicited and who pays the cost?

The Board is soliciting your proxy. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Georgeson Shareholder, our proxy solicitor, is assisting us with respect to the coordination of mailing of the proxy statements to brokers and other custodians, nominees and fiduciaries for a fee of approximately $2,000, plus out-of-pocket expenses. The Trust pays the cost of soliciting proxies and also reimburses brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common shares.

What percentage of our common shares do current trustees and executive officers of the Trust own?

Our trustees and executive officers owned in the aggregate approximately 1.0% of our beneficially-owned common shares, excluding OP units, as of the Record Date. (See the section of this Proxy Statement titled “Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners” for more details.)

When are shareholder proposals and trustee nominations for our 2008 Annual Meeting of Shareholders due?

In accordance with our bylaws, notice relating to nominations for trustees or proposed business to be considered at the 2007 Annual Meeting of Shareholders must be given no earlier than December 9, 2007, and no later than January 8, 2008. In the event that the date of the 2008 Annual Meeting is advanced or delayed to a date that is more than 30 days before or after the first anniversary of the date of the 2007 Annual Meeting, your notice must be delivered not earlier than the 150th day prior to the date of the 2008 Annual Meeting, and not later than 5:00 p.m., Eastern Time, on the date that is the later of the following: (1) the date that is 120 days prior to the date of the 2008 Annual Meeting and (2) the tenth day following the day on which public announcement of the date of the 2008 Annual Meeting is first made. These requirements do not affect the deadline for submitting shareholder proposals for inclusion in the proxy statement for the 2008 Annual Meeting (discussed in the question and answer below), nor do they apply to questions a shareholder may wish to ask at the 2007 Annual Meeting. In accordance with our bylaws, a shareholder’s notice must set forth:

•       as to each individual whom the shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of beneficial interest of the Trust that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required to be included in proxy statements in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected);

•       as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person, individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom. The term “Shareholder Associated Person” means (i) any person controlling, directly or indirectly, or acting in concert with, a shareholder, or (ii) any beneficial owner of common shares;

•       as to the shareholder giving the notice and any Shareholder Associated Person, the class, series and number of all shares of beneficial interest of the Trust owned by such shareholder and by such Shareholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such shareholder and by such Shareholder Associated Person;

•       as to the shareholder giving the notice and any Shareholder Associated Person, the name and address of such shareholder and Shareholder Associated Person, as they appear on the Trust’s share ledger, if different, their current names and addresses; and

•       to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of such shareholder’s notice.

When are shareholder proposals intended to be included in the proxy statement for the 2008 Annual Meeting of Shareholders due?

Shareholders who wish to include proposals in the proxy statement must submit such proposals in accordance with regulations adopted by the SEC. Shareholder proposals for the 2008 Annual Meeting must be submitted in writing by January 8, 2008 to GMH Communities Trust, Attn: Secretary and General Counsel, 10 Campus Boulevard, Newtown Square, PA 19073.

However, if the date of the 2008 Annual Meeting changes by more than 30 days from the date of the 2007 Annual Meeting, the deadline for shareholder proposals to be included in the Proxy Statement is a reasonable time before the Trust begins to print and mail its proxy materials. The Trust intends to inform its shareholders as promptly as practicable, in event it does so change the date of the 2008 Annual Meeting. You should submit any proposal by a method that permits you to prove the date of delivery to us.

How can shareholders communicate with the Board, including non-employee Trustees?

Shareholders may communicate with the full Board, the chairman or the non-employee trustees by writing to such trustees care of GMH Communities Trust, Attn: Secretary and General Counsel, 10 Campus Boulevard, Newtown Square, PA 19073. The secretary and general counsel will review all correspondence for any inappropriate correspondence and correspondence more suitably directed to management. The secretary and general counsel will then summarize and provide to the Board all correspondence not otherwise forwarded to the Board, and forward any appropriate correspondence to the entire Board, the chairman or the non-employee trustees, as the case may be, as requested in such correspondence. In addition, shareholders, employees of the Trust and third parties may submit complaints regarding accounting and auditing matters, which complaints will be reviewed by or under the direction of our Audit Committee, by following the complaint procedures posted on the Corporate Governance section of the “Investor Relations” page of our web site at www.gmhcommunities.com. References to our web site in this Proxy Statement are intended to be inactive textual references only.

PROPOSAL 1—ELECTION OF TRUSTEES

The Trust’s Declaration of Trust provides that trustees will be elected at each annual meeting of shareholders of the Trust. The Board consists of such number of trustees as is from time to time set by resolution adopted by the Board as provided in the Trust’s bylaws. The Board currently is authorized to have up to nine members.

The Board recommends to the shareholders the election of the following nine designated nominees for election at the 2007 Annual Meeting, to serve as trustees until the Annual Meeting of Shareholders to be held in 2008 and the election and qualification of the trustee’s respective successor or until the trustee’s earlier death, removal or resignation:

Gary M. Holloway, Sr.	Steven J. Kessler
Bruce F. Robinson	Denis J. Nayden
Frederick F. Buchholz	Dennis J. O’Leary
RADM James W. Eastwood (Ret)	Richard A. Silfen
Michael D. Fascitelli

All nominees are currently trustees who have consented to be named, and have agreed to serve if elected. If this should not be the case, however, the proxies may be voted for a substitute nominee to be designated by the Board, or, as an alternative, the Board may reduce the number of trustees to be elected at the 2007 Annual Meeting or leave the position(s) vacant.

Biographical information concerning each nominee for election as trustee is set forth below under the heading “Board of Trustees.”

The Board unanimously recommends a vote FOR each of the nominees named in Proposal 1—Election of Trustees.

BOARD OF TRUSTEES

Our Board currently consists of nine members. We have provided below information regarding our current trustees, as of April 30, 2007, each of whom is nominated for election at the 2007 Annual Meeting.

Name	Age	Title
Gary M. Holloway, Sr.(1)	51	Chairman, President and Chief Executive Officer
Bruce F. Robinson(1)	51	President of Military Housing Business and Trustee
Frederick F. Buchholz	61	Trustee
RADM James W. Eastwood	61	Trustee
Michael D. Fascitelli(2)	50	Trustee
Steven J. Kessler	64	Trustee
Denis J. Nayden	53	Trustee
Dennis J. O’Leary(1)	59	Trustee
Richard A. Silfen	44	Trustee

(1)          Gary M. Holloway, Sr. designated each of these individuals for nomination to our Board pursuant to his right to nominate up to three trustees under the terms of his employment agreement.

(2)          Vornado Realty L.P., the operating partnership of Vornado Realty Trust, has designated this individual pursuant to its right to designate for nomination to our Board a trustee under the terms of the warrant it received in connection with our formation transactions.

Messrs. Holloway and Robinson have served as trustees since the initial formation of GMH Communities Trust in May 2004. The other trustees have served as trustees since October 28, 2004, the date on which our common shares were first publicly traded on the New York Stock Exchange, except that Mr. Fascitelli was appointed to our Board of Trustees on August 10, 2005.

Gary M. Holloway, Sr. is our chairman, president and chief executive officer. Since 1985 and prior to our initial public offering, Mr. Holloway founded and operated GMH Associates, our predecessor entities and other affiliated entities, as a fully integrated and diverse real estate company with divisions specializing in the student and military housing industries, as well as the commercial real estate and investment services sectors. Under Mr. Holloway’s direction, GMH Associates has acquired, built, managed and expanded residential and commercial properties throughout the U.S. since its inception. Prior to the formation of GMH Associates, Mr. Holloway was involved in various aspects of the real estate industry. He served as chief financial officer for the Holloway Corporation, a closely held business that specialized in residential and senior housing developments, and began his career with Touche Ross & Co., Certified Public Accountants, where he provided accounting and tax services to real estate clients.

Bruce F. Robinson is president of our military housing division, GMH Military Housing, a military housing company which provides development, management, and construction/renovation services for housing located on military bases throughout the United States. In addition, he manages our military joint venture and partner relationships. Prior to joining the military division, Mr. Robinson directed GMH Capital Partners, LP, an international corporate real estate company. During his tenure at the firm, which began in 1986, he has been a key participant in the formation and operation of all entity structures as well as financing issues, due diligence and global planning. Prior to joining GMH Associates, he was a senior tax manager for Touche Ross & Co., Certified Public Accountants, where he specialized in real estate syndication, partnerships and corporate acquisitions.

Frederick F. Buchholz worked with Lend Lease Real Estate investments or its predecessors from 1968 until retiring in June 1998. Since his retirement, Mr. Buchholz has served as an independent real estate consultant. He was appointed senior vice president of Equitable Real Estate in December 1990 and executive vice president in 1992. Prior to his retirement, Mr. Buchholz was the officer in charge of the Lend Lease Philadelphia region, supervising new business, asset management and restructuring/workout activities on behalf of a total mortgage and equity portfolio exceeding $2.5 billion. At various times, Mr. Buchholz was also the officer in charge of Equitable Real Estate’s New York and Washington, D.C. regional offices. Mr. Buchholz is a member of the Board of Trustees of Liberty Property Trust, and is a member of the Appraisal Institute and the Investment Review Committee of the Delaware Valley Real Estate Investment Fund, L.P.

RADM James W. Eastwood (Ret) is chairman of Granary Associates, a project management, architectural, interior design and real estate development firm, a position he has held since 1990. Admiral Eastwood became executive vice president of Granary Associates in 1983, served as president from 1990 through 2004, and led the company through extraordinary growth and expansion in the healthcare, public and corporate sectors. He retired from the Naval Reserves in November 2001 as a Two Star Admiral having completed his final tour as Deputy, Vice-Commander, Commander-in-Chief Atlantic Fleet. Admiral Eastwood also serves on the board of directors of First Penn Bank. Admiral Eastwood is an NROTC graduate of Villanova University with a Bachelor of Engineering degree.

Michael D. Fascitelli has been president of Vornado Realty Trust since December 1996. Vornado Realty Trust is a NYSE-listed real estate investment trust that currently owns and manages approximately 87 million square feet of commercial real estate in the U.S. Mr. Fascitelli also currently serves as the president of Alexander’s Inc. Prior to his employment with Vornado Realty Trust, Mr. Fascitelli was a partner at Goldman, Sachs & Co., where he was head of the firm’s real estate investment banking business. Mr. Fascitelli currently serves on the boards of Vornado Realty Trust, Alexander’s Inc., and Toys “R” Us, Inc. Mr. Fascitelli received a Bachelor of Science in industrial engineering from the University of Rhode Island in 1978 and his MBA from the Harvard Graduate School of Business Administration in 1982.

Steven J. Kessler has been an executive vice president and the chief financial officer of Resource America, Inc., an asset management company that specializes in real estate, financial fund management and commercial finance since 2005, and served as senior vice president from 1997 to the present. From March 2005 to September 2005, he served as chief financial officer, and since September 2005 he has served as senior vice president, of Resource Capital Corp., a NYSE-listed specialty finance REIT that is externally managed by an indirect, wholly-owned subsidiary of Resource America, Inc. In addition, from 2002 to 2004, Mr. Kessler served as the chief financial officer of Atlas Pipeline Partners, L.P., a NYSE-listed master limited partnership. Prior to that, Mr. Kessler was vice president-finance and acquisitions at Kravco Company from March 1994 until 1997. From 1983 through March 1994, Mr. Kessler was chief financial officer and chief operating officer at Strouse Greenberg & Co., Inc., a regional full service real estate company, and vice president-finance and chief accounting officer at its successor, The Rubin Organization. Prior thereto, Mr. Kessler was a partner at Touche Ross & Co., Certified Public Accountants. Mr. Kessler received a Bachelor of Science degree in accounting from Temple University in 1965 and became a certified public accountant in 1967.

Denis J. Nayden was a senior vice president of General Electric Company and is the former chairman and chief executive officer of GE Capital Corporation. Mr. Nayden joined GE Capital as marketing administrator for Air/Rail Financing in 1977, and in 1986 joined the Corporate Finance Group as vice president and general manager. In 1987, he was appointed senior vice president and general manager of the Structured Finance Group, and executive vice president of GE Capital in 1989. Mr. Nayden was named president and chief operating officer of GE Capital in 1994, and chairman and chief executive officer of GE Capital in June 2000. Currently, Mr. Nayden serves as Senior Advisor and Managing Partner of the

Oak Hill Partners, L.P., a private investment group. He also is a Member of Alix Partners Holdings/Questor Partners Holdings Advisory Board, and serves on the boards of Accretive Healthcare Services, Inc., DuaneReade, Inc. and Gecis Global Holdings. Mr. Nayden received his Bachelor of Arts in English and his MBA in Finance from the University of Connecticut in 1976 and 1977, respectively.

Dennis J. O’Leary served as our interim Chief Financial Officer from March 31, 2006 through June 30, 2006. Effective as of July 1, 2006, Mr. O’Leary’s position with the Trust became Executive Vice President and Principal Financial Officer. Mr. O’Leary ceased to be an employee of the Trust on August 15, 2006 after the filing of the Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. Mr. O’Leary has been an independent consultant and a private investor since January 2004, working as a consultant to GMH Communities Trust and its predecessor entities on financial, structuring and compensation matters since March 2004. He was a partner with Ernst & Young LLP during 2002 and 2003, heading up the firm’s New York Region—Insurance Tax Practice. From 1985 to 2001, Mr. O’Leary was a senior vice president with Reliance Group Holdings, Inc. where he was responsible for worldwide tax planning. Prior to that time, he was a partner with Touche Ross & Co, Certified Public Accountants. Mr. O’Leary received his Bachelor of Arts in Economics from LaSalle University in 1970 and an MBA in Accounting and Finance from Temple University in 1973. He became a certified public accountant in 1974.

Richard A. Silfen has been a partner of the law firm of Duane Morris LLP, based in its Philadelphia, PA office, since January 2007. Prior to that time, he served as president and chief financial officer of Cangen Biotechnologies, Inc., a biotechnology company developing molecular diagnostic tests for the early detection of cancer and other technologies designed to enhance the selection of cancer therapeutic regimes, from September 2004 through July 2006. From May 2000 until August 2004, Mr. Silfen was a partner of the law firm of Morgan, Lewis & Bockius LLP. Mr. Silfen has extensive experience counseling real estate investment trusts and other publicly traded companies in connection with capital raising transactions and other securities matters, as well as mergers and acquisitions and other business and financial matters. He is also a member of the National Association of Real Estate Investment Trusts. Prior to May 2000, Mr. Silfen was a partner of the law firm of Wolf, Block, Schorr and Solis-Cohen LLP and was vice chairman of its corporate department. From 1987 through 1990, Mr. Silfen worked in the Securities and Exchange Commission’s Division of Corporation Finance. Mr. Silfen received his Bachelor of Arts in Physics from Baylor University in 1983 and his J.D. from the University of Alabama in 1987.

SHARE OWNERSHIP OF OUR TRUSTEES, EXECUTIVE OFFICERS

AND 5% BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of common shares, as of April 30, 2007, by (i) each of our trustees, (ii) each of our executive officers, (iii) all of our trustees and executive officers as a group and (iv) any shareholders known to us to be the beneficial owner of more than 5% of our common shares (based solely on information provided in Schedule 13D or 13G filings made by such beneficial owners with the SEC). The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement or (d) the automatic termination of a trust, discretionary account or similar arrangement.

Under the terms of the Trust’s Declaration of Trust, shareholders generally may not have “beneficial” or “constructive” ownership (as those terms are defined in the Declaration of Trust) of more than 7.1% of the outstanding common shares of the Trust at any time. Common shares indicated as beneficially owned in the following table may not be deemed to be “beneficially” and/or constructively” owned by the shareholder under the Declaration of Trust. The Declaration of Trust provides that the Board may approve exceptions to this limitation of ownership, provided that the ownership exception would not threaten the Trust’s ability to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and currently provides the following exceptions: (i) Mr. Holloway and persons whose share ownership would be attributed to him under the Declaration of Trust’s constructive ownership provisions may own no more than 20% of the outstanding shares of the Trust; (ii) Steven Roth, the chief executive officer of Vornado Realty Trust, and persons whose share ownership would be attributed to him under the Declaration Trust’s constructive ownership rules may own no more than 8.5% of the outstanding shares of the Trust, and (iii) Vornado Realty, L.P., Vornado Realty Trust, and designated affiliates or permitted transferees of Vornado Realty, L.P. under the terms of a warrant issued by the Trust, generally have no restriction on ownership levels in the Trust (except that any person who is treated as an “individual” for purposes of the Code may not benefit from this unlimited ownership exception).

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Common Shares Outstanding(1)		Percentage of Common Shares and Units Outstanding(1)
Trustees and Executive Officers
Gary M. Holloway, Sr.(2)	17,000,379	(2)	20.0	%(2)	20	%(2)
Bruce F. Robinson	1,014,305	(3)	2.4%		1.4%
John DeRiggi	251,250	(3)	*		*
J. Patrick O’Grady	40,000	(3)	*		*
Joseph M. Macchione	63,700	(3)	*		*
Frederick F. Buchholz	12,488	(4)	*		*
RADM James W. Eastwood (Ret)	103,038	(4)	*		*
Michael D. Fascitelli	5,552	(5)	*		*
Steven J. Kessler	11,488	(4)	*		*
Denis J. Nayden	41,488	(4)	*		*
Dennis J. O’Leary	53,418	(4)	*		*
Richard A. Silfen	12,488	(4)	*		*
All executive officers and trustees as a group (12 persons)	18,609,594	(6)	31.1%		25.4%
5% Shareholders
Cohen & Steers(7)	4,666,151		11.2%		6.4%
FMR Corp.(8)	6,235,029		15.0%		8.5%
Franklin Resources, Inc.(9)	2,957,355		7.1%		4.0%
Heitman Real Estate Securities LLC(10)	4,771,661		11.5%		6.5%
JP Morgan Chase & Co.(11)	2,532,620		6.1%		3.5%
The Vanguard Group, Inc.(12)	2,535,083		6.1%		3.5%
Vornado Realty Trust(5)	9,855,104		20.2%		13.5%

*                    Less than 1%.

(1)          The percentage of ownership for each holder above under the column “Percentage of Common Shares Outstanding” is based on 41,567,146 common shares outstanding as of April 30, 2007; provided that with respect to any units held by a named beneficial owner are also added to the number of outstanding common shares with respect to calculating the beneficial ownership for that person. Under the terms of the partnership agreement of the Trust’s operating partnership, units of limited partnership interest generally may be redeemed for cash or common shares after the units have been held for one year from the date such units are issued (unless otherwise agreed to be redeemed earlier at the discretion of the general partner of the operating partnership). The percentage of ownership for each holder above under the column “Percentage of Common Shares and Units Outstanding” is based on an aggregate of 73,191,763 common shares and units of limited partnership interest in our operating partnership that were outstanding as of April 30, 2007.

(2)          The address for Gary M. Holloway is c/o GMH Communities Trust, 10 Campus Boulevard, Newtown Square, PA 19073. The number of common shares shown as beneficially owned by Mr. Holloway includes 11,550 common shares beneficially owned by Mr. Holloway’s wife, and includes common shares issuable upon redemption of 16,988,829 OP units that were beneficially owned by Mr. Holloway as of April 30, 2007. Under the terms of the partnership agreement of the Trust’s operating partnership, Mr. Holloway may require that his and his affiliates’ units of limited partnership interest be redeemed for common shares rather than cash; provided, however, that he is limited to redeeming such units for a number of common shares equal to no more than 20% of the outstanding common shares at the time of such redemption.

(3)          The number of common shares shown as beneficially owned includes common shares issuable upon redemption of the following OP units that were beneficially owned as of July 31, 2006: Bruce F. Robinson—1,010,305 units; John DeRiggi—251,250 units; and Joseph M. Macchione—62,500 units. All of the OP units held by Messrs. Robinson, DeRiggi and Macchione had been held for more than one year as of April 30, 2007 (See Footnote 1), and therefore were redeemable for common shares within 60 days. The number of common shares shown as beneficially owned by Mr. Robinson also includes 4,000 common shares held in a trust for the benefit of his children. The number of shares shown as beneficially owned by Mr. O’Grady consists of restricted common shares issued pursuant to the Trust’s Equity Incentive Plan.

(4)          Number of common shares presented includes 5,806 restricted common shares issued to each of the non-employee trustees under the Trust’s Equity Incentive Plan. Mr. Silfen possesses shared voting and dispositive power with his spouse over 6,000 of the common shares reported as beneficially owned by him. Mr. Kessler possesses shares voting and dispositive power with his spouse over 5,000 of the common shares reported as beneficially owned by him. Admiral Eastwood’s holdings include 10,000 common shares held by his spouse.

(5)          Number of common shares presented for Mr. Fascitelli includes 5,552 restricted common shares issued to him in connection with his service as a non-employee trustee under the Trust’s Equity Incentive Plan. The number of common shares shown with respect to Vornado Realty Trust includes: (i) 2,517,247 common shares owned by Vornado Investments L.L.C., (ii) 6,666,667 OP units issued upon exercise of a warrant held by Vornado Realty L.P., and (iii) 671,190 OP units issued to Vornado CCA Gainesville, L.L.C., an affiliate of Vornado Realty Trust. Vornado Investments L.L.C. is a wholly-owned subsidiary of Vornado Realty L.P., which is the operating partnership of Vornado Realty Trust. Mr. Fascitelli is a Trustee and the President of Vornado Realty Trust. Mr. Fascitelli has reported in his filings with the SEC that he disclaims beneficial ownership in the 2,517,247 common shares held by Vornado Investments L.L.C. and the 7,337,857 OP units collectively issued to Vornado Realty L.P. and Vornado CCA Gainesville, L.L.C., except to the extent he has any pecuniary interest therein. The address of Vornado Realty Trust is 888 Seventh Avenue, New York, NY 10019.

(6)          Number of common shares indicated as beneficially owned by all trustees and executive officers includes a total of 18,324,434 common shares issuable upon redemption of outstanding OP units held by Messrs. Holloway, Robinson, DeRiggi and Macchione. Includes full redemption of Mr. Holloway’s 16,988,829 outstanding OP units, although he is only permitted to redeem such units for a number of common shares equal to no more than 20% of the outstanding common shares at the time of such redemption.

(7)          Based upon information contained in a Schedule 13G/A filed with the SEC reporting beneficial ownership as of February 13, 2007. The Schedule 13G was filed jointly by Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. The address of the reporting persons is 280 Park Avenue, 10th Floor, New York, New York 10017. Cohen and Steers, Inc. and Cohen & Steers Capital Management, Inc. possessed sole voting power over 4,418,851 and sole dispositive power over 4,666,151 shares.

(8)          Based upon information contained in a Schedule 13G filed with the SEC reporting beneficial ownership as of February 14, 2007. The Schedule 13G was filed jointly by FMR Corp. and Edward C. Johnson 3d. The address of the reporting person is 82 Devonshire Street, Boston, Massachusetts 02109. The Schedule 13G discloses the following regarding power to vote and dispose of the common shares: Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,904,329 shares or 14.204% of the Trust as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Real Estate Invest Portfolio, amounted to 3,847,450 shares or 9.256% of the Common Stock outstanding. Real Estate Invest Portfolio has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 5,904,329 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the  execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Pyramis Global Advisors Trust Company (“PGATC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 300,700 shares or 0.723% of the outstanding common shares of the Trust as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR Corp., through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 300,700 shares and sole power to vote or to direct the voting of 300,700 shares of common shares owned by the institutional accounts managed by PGATC as reported above. Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 30,000 shares or 0.072% of the common shares outstanding of the Trust. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR Corp. and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the “1934” Act) and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR Corp. is making this filing on a voluntary basis as if all of the shares are beneficially owned by FMR Corp. and FIL on a joint basis.

(9)          Based upon information contained in a Schedule 13G/A filed with the SEC reporting beneficial ownership as of January 31, 2007. The address of the reporting persons is One Franklin Parkway, San Mateo, CA 94403-1906. The Schedule 13G was filed jointly by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. Franklin Advisers, Inc. possessed sole voting and dispositive power over 2,953,900 shares, Franklin Templeton Portfolio Advisers, Inc. possessed sole voting and dispositive power over 3,444 shares, and Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. did not possess sole voting or dispositive power over any shares.

(10) Based upon information contained in a Schedule 13G/A filed with the SEC reporting beneficial ownership as of February 7, 2007. The address of the reporting person is Heitman Real Estate Securities, LLC, 191 North Wacker Drive, Suite 2500, Chicago, Illinois 60606. Heitman Real Estate Securities LLC serves as sub-investment adviser to the Old Mutual Advisor Funds II Old Mutual Heitman REIT Fund, the Penn Series Funds, Inc. REIT Fund, the Old Mutual Advisor Funds OM Asset Allocation Balanced Portfolio, the Old Mutual Advisor Funds OM Asset Allocation Moderate Growth Portfolio, the Old Mutual Advisor Funds OM Asset Allocation Growth Portfolio, the Russell Investment Funds Real Estate Securities Fund and the Frank Russell Investment Company Real Estate Securities Fund, all registered investment companies, and as investment adviser to 4,750 separate account clients. The Old Mutual Advisor Funds II Old Mutual Heitman REIT Fund, the Penn Series Funds, Inc. REIT Fund, the Old Mutual Advisor Funds OM Asset Allocation Balanced Portfolio, the Old Mutual Advisor Funds OM Asset Allocation Moderate Growth Portfolio, the Old Mutual Advisor Funds OM Asset Allocation Growth Portfolio, the Russell Investment Funds Real Estate Securities Fund and the Frank Russell Investment Company Real Estate Securities Fund and 4,750 separate account clients have given dispositive power to Heitman Real Estate Securities LLC the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of 4,771,661 shares, 11.48% of this issuer. The reporting indicates that it has sole voting power over 2,179,372 shares and sole dispositive power over 4,771,661.

(11) Based upon information contained in a Schedule 13G filed with the SEC reporting beneficial ownership as of February 7, 2007. The address of the reporting person is 270 Park Avenue, New York, NY 10017. The reporting person indicates that it has sole voting power over 647,720 shares and sole dispositive power over 2,532,620 shares.

(12) Based upon information contained in a Schedule 13G filed with the SEC reporting beneficial ownership on February 14, 2007. The address of the reporting person is 100 Vanguard Blvd., Malvern, PA  19355. The Vanguard Group, Inc. possessed sole voting power over 71,454 shares and sole dispositive power over 2,535,083 shares.

CORPORATE GOVERNANCE

Our business is managed through the oversight and direction of our Board. The Board has adopted and adheres to corporate governance practices that it and senior management believe promote the highest standards of integrity and represent current best practices. The Board periodically reviews these governance practices, the rules and listing standards of the New York Stock Exchange (“NYSE”) and regulations of the SEC, as well as best practices suggested by recognized governance authorities and recommended by the Nominating and Corporate Governance Committee of the Board.

We maintain a corporate governance link on the “Investor Relations” section of our web site, which includes key information about our corporate governance initiatives. Each of the following corporate governance documents can be found under the Corporate Governance section of the “Investor Relations” page of our web site at www.gmhcommunities.com, and are available free of charge to any shareholder upon request in writing to Attn: Investor Relations, GMH Communities Trust, 10 Campus Boulevard, Newtown Square, PA 19073: Code of Business Conduct and Ethics, Corporate Governance Guidelines, Code of Ethics for Chief Executive Officer and Senior Financial Employees, description of procedures for the submission of complaints regarding accounting and auditing matters, and charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our Declaration of Trust and bylaws have been filed as exhibits to our Registration Statement on Form S-11 (333-116343) and are available at the SEC’s web site at www.sec.gov.

Trustee Independence.   Our Board currently consists of nine members, two of whom were executive officers as of March 15, 2007, and five of whom our Board has determined are “independent,” with independence being defined in the manner established by our Board and in a manner consistent with corporate governance rules established by the NYSE. These independent trustees are Messrs. Buchholz, Eastwood, Kessler, Nayden and Silfen. Our Board has adopted categorical standards, which are contained in our Corporate Governance Guidelines and conform to the independence standards established by the NYSE, to assist it in making determinations of independence. Our Corporate Governance Guidelines require that at all times a majority of the members of our Board be independent.

Trustee Nomination Process.   All nominees for election as trustee are approved by our Nominating and Corporate Governance Committee. The committee will consider nominations properly submitted by shareholders as described above under the section titled “General Questions and Answers About the Meeting—When are shareholder proposals and trustee nominations for our 2008 Annual Meeting of Shareholders due?” The Trust’s Corporate Governance Guidelines indicate that the Board as a whole should collectively possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of the Trust’s business.

Gary M. Holloway, Sr., so long as he is our chief executive officer, has the right to designate for nomination a certain number of trustees to the Board based on the following percentages of outstanding common shares owned by him and his affiliates on a fully-diluted basis, assuming the conversion of all outstanding OP units, other than OP units held by the Trust:

•        three trustees, including himself, to the extent he owns at least 20%;

•        two trustees, including himself, to the extent he owns at least 10% but less than 20%; and

•        himself, to the extent he owns less than 10%.

None of the members of our Board designated for nomination by Mr. Holloway is or will be considered independent. These nominations must be submitted to and approved by our Nominating and Corporate Governance Committee, and satisfy the standards established by that committee for membership on our Board.

In addition, under the terms of a warrant that we and our operating partnership issued to Vornado Realty L.P. (“Vornado”) in connection with the formation transactions relating to our initial public offering, Vornado, or its permitted assignee(s), also has the right, but not the obligation, to appoint to our Board Michael D. Fascitelli, the president of Vornado Realty Trust, or another officer of Vornado Realty Trust who is reasonably acceptable to us, so long as the holder of the warrant holds common shares or OP units acquired at an aggregate price of not less than $10 million. This nominee may serve for so long as he desires to serve and the holder of the warrant owns common shares or OP units acquired at an aggregate price of not less than $10 million. Vornado initially exercised its right to appoint Mr. Fascitelli after our 2005 Annual Meeting of Shareholders, and Mr. Fascitelli was appointed to our Board on August 10, 2005 upon approval by our Nominating and Corporate Governance Committee.

Meetings.   Our Board met 19 times during 2006. In addition, during 2006, our Audit Committee met 41 times, our Compensation Committee met one time, and our Nominating and Corporate Governance Committee met three times. None of the then current trustees attended fewer than 75% of the Board meetings held during 2006 or any of the meetings of the committees on which he served in 2006. The trustees are regularly kept informed about our business at meetings of the Board and its committees and through supplemental reports and communications. Under the terms of our Corporate Governance Guidelines, our non-employee trustees are required to meet regularly in executive sessions, without the presence of management of the Trust; and at least one time per year, only our independent trustees may be present. At each regularly scheduled meeting of the non-management trustees, the chairman of the Nominating and Corporate Governance Committee will serve as the presiding trustee for such meetings. Our non-employee trustees are required to devote as much time to our affairs as their duties require. Our full Board generally meets quarterly or more frequently if necessary.

Trustees are strongly encouraged, but not required, to attend our annual meetings of shareholders. All members of the then current Board attended our 2006 Annual Meeting of Shareholders. All members of our Board are expected to attend the 2007 Annual Meeting.

Code of Business Conduct and Ethics.   We have adopted a Code of Business Conduct and Ethics in accordance with the corporate governance rules of the NYSE. The code contains a policy that prohibits conflicts of interest between our officers, employees and trustees on the one hand, and the Trust on the other hand, except where our Audit Committee approves of the transaction involving the potential conflict. A copy of this code may be viewed on the Corporate Governance section of the “Investor Relations” page on our web site at www.gmhcommunities.com.

Code of Ethics for Chief Executive Officer and Senior Financial Employees.   We have adopted a Code of Ethics for Chief Executive Officer and Senior Financial Employees that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. A copy of this code may be viewed on the Corporate Governance section of the “Investor Relations” page on our web site at www.gmhcommunities.com. To the extent permitted by the corporate governance rules of the NYSE, we intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding the amendment to, or waiver of, a provision of the code by posting such information under the Corporate Governance section of the “Investor Relations” page on our web site at www.gmhcommunities.com.

BOARD COMMITTEES AND TRUSTEE COMPENSATION

The Board has established three standing committees the principal functions of which are briefly described below.

Audit Committee.   Our Audit Committee is comprised of three independent trustees, Messrs. Eastwood, Kessler and Silfen. The Audit Committee has been established as a separately-designated standing committee of the Board in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Each of the members of the Audit Committee meets the financial literacy requirements of the NYSE, and our Board has affirmatively determined that Mr. Kessler is an “audit committee financial expert” and is independent as defined under the Trust’s Corporate Governance Guidelines and consistent with the listing standards of the NYSE. Mr. Kessler serves as the chairperson of the Audit Committee. In accordance with the terms of the Audit Committee formal charter, the Audit Committee oversees, reviews and evaluates:

•        our financial statements;

•        our accounting and financial reporting processes;

•        the integrity and audits of our financial statements;

•        our disclosure controls and procedures;

•        our internal control functions;

•        our compliance with legal and regulatory requirements;

•        the qualifications and independence of our independent auditors; and

•        the performance of our internal and independent auditors.

The Audit Committee also:

•        has sole authority to appoint, compensate, oversee, retain or replace our independent auditors;

•        has sole authority to approve in advance all audit and permissible non-audit services, if any, by our independent auditors and the fees to be paid in connection therewith;

•        is responsible for establishing and maintaining whistleblower procedures;

•        will conduct an annual self-evaluation;

•        prepares an Audit Committee report for publication in our annual proxy statement;

•        monitors compliance of our employees with our standards of business conduct and conflict of interest policies; and

•        will meet at least quarterly with our senior executive officers, internal audit staff and our independent auditors in separate executive sessions.

Our Board has adopted a written charter for the Audit Committee that sets forth its specific functions and responsibilities. A copy of this charter may be viewed under the Corporate Governance section of the “Investor Relations” page on our web site at www.gmhcommunities.com.

Compensation Committee.   Our Board has established a Compensation Committee, which is comprised of three independent trustees, Messrs. Buchholz, Eastwood and Nayden. Admiral Eastwood serves as the chairperson of the Compensation Committee. Under the terms of the written charter of the Compensation Committee, the principal responsibilities of the committee are to:

•        approve and evaluate the trustee and executive officer compensation plans, policies and programs of the Trust;

•        review and approve the compensation and benefits for our executive officers and other key employees;

•        make recommendations to the Board with respect to non-CEO executive officer compensation, and incentive compensation and equity-based plans that are subject to Board approval;

•        review and approve annually, for the CEO and other executive officers, (i) annual base salary, (ii) annual incentive opportunity level; (iii) long-term incentive opportunity level; (iv) employment, severance and change-in-control agreements and provisions, and (v) any special or supplemental benefits;

•        prepare an executive compensation report for publication in our annual proxy statement; and

•        conduct an annual self-evaluation.

The Compensation Committee also has responsibility for reviewing and approving corporate goals and objectives relevant to the chief executive officer’s compensation, evaluating the chief executive officer’s performance in light of those goals and objectives, and establishing the chief executive officer’s compensation levels based on its evaluation. The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of the chief executive officer or any other executive officer. The Compensation Committee charter currently delegates authority to approve trustee compensation to the Compensation Committee. In February 2005, our Board, upon recommendation of the Compensation Committee and the Nominating and Corporation Governance Committee, approved the delegation of authority regarding approval of trustee fees to the Nominating and Corporate Governance. Our Board has adopted a written charter for the Compensation Committee that sets forth its specific functions and responsibilities. A copy of this charter may be viewed under the Corporate Governance section of the “Investor Relations” page on our web site at www.gmhcommunities.com.

Nominating and Corporate Governance Committee.   Our Board has established a Nominating and Corporate Governance Committee, which is comprised of three independent trustees, Messrs. Buchholz, Kessler and Silfen. Mr. Silfen serves as the chairperson of this committee. The Nominating and Corporate Governance Committee is responsible for, among other things, identifying, recruiting, evaluating and nominating qualified individuals to become trustees, recommending the composition of committees of our Board, developing our corporate governance guidelines and policies, developing processes regarding the consideration of trustee candidates recommended by shareholders and shareholder communications with our Board and conducting an annual self-evaluation and assisting our Board and our other Board committees in the conduct of their annual self-evaluations. In addition, our Board has approved the delegation of authority regarding approval of trustee compensation to the Nominating and Corporate Governance Committee. Accordingly, we expect that the Board will approve formal amendments to the Compensation Committee and Nominating and Corporate Governance Committee charters, and that the Nominating and Corporate Governance Committee will consider and approve trustee fees in the future.

The Nominating and Corporate Governance Committee will consider appropriate trustee nominees whose names are submitted in writing by a shareholder in accordance with the procedures described above under the section titled “General Questions and Answers About the Meeting—When are shareholder proposals and trustee nominations for our 2008 Annual Meeting of Shareholders due?” In addition, the Nominating and Corporate Governance Committee will consider trustee nominees from other reasonable sources, including current Board members or other persons. The Nominating and Corporate Governance Committee has the ability to retain a third party to assist in the nomination process, but did not engage any third parties in connection with determining the trustee nominees for the 2007 Annual Meeting. All nominees at the 2007 Annual Meeting currently serve as trustees.

Our Board has adopted a written charter for the Nominating and Corporate Governance Committee that sets forth its specific functions and responsibilities. A copy of this charter may be viewed under the Corporate Governance section of the “Investor Relations” page on our web site at www.gmhcommunities.com.

Compensation of Non-Employee Trustees

Name (a)	Fees Earned or Paid in Cash ($) (b)(1)		Share Awards ($) (c)(2)	All Other Compensation ($) (g)	Total ($) (h)
Frederick F. Buchholz	$117,048	(1)	$25,170	—	$142,218
RADM James W. Eastwood (Ret)	$168,548	(1)	$25,170	—	$193,718
Michael D. Fascitelli	$29,500	(1)	$22,606	—	$52,106
Steven J. Kessler	$136,500	(1)	$25,170	—	$161,670
Denis J. Nayden	$34,000	(1)	$25,170	—	$59,170
Richard A. Silfen	$251,815	(1)	$25,170	—	$276,985

(1)          The aggregate cash amounts shown for each trustee include the following: Mr. Buchholz—$20,000 for annual retainer fee, $13,000 for Board meeting attendance fees, and $84,048 for Committee retainer and meeting attendance fees; Adm. Eastwood—$20,000 for annual retainer fee, $13,000 for Board meeting attendance fees, and $135,548 for Committee retainer, service and meeting attendance fees; Mr. Fascitelli—$20,000 for annual retainer fee and $9,500 for Board meeting attendance fees; Mr. Kessler—$20,000 for annual retainer fee, $13,500 for Board meeting attendance fees and $103,000 for Committee retainer, service and meeting attendance fees; Mr. Nayden—$20,000 for annual retainer fee, $12,500 for Board meeting attendance fees and $1,500 for Committee retainer and meeting attendance fees; and Mr. Silfen—$20,000 for annual retainer fee, $13,500 for Board meeting attendance fees and $218,315 for Committee retainer, service and attendance fees. Dennis O’Leary, who is also a non-employee trustee of the Trust, is listed as a named executive officer in the “Summary Compensation Table” presented above, and therefore is not shown in this table.

(2)          The amounts in column (c) reflect the dollar amount recognized by the Trust as an expense  for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R of awards pursuant to the Trust’s Equity Incentive Plan. All trustees shown in the table received a grant of 1,518 restricted common shares on June 30, 2006 under the Trust’s Equity Incentive Plan. The grant date fair values of the awards, also computed in accordance with FAS 123(R), with respect to the 1,518 restricted shares granted to each of the trustees on June 30, 2006 was $120,042. The restricted shares all vest in three equal installments over a three-year period. Additional information relating to the annual grant of restricted shares to the Trust’s non-employee trustees is provided in the narrative disclosure below this table. Both vested and un-vested restricted shares receive dividend distributions made by the Trust. As of the year ended December 31, 2006, each of the non-employee trustees held the following aggregate restricted share awards: Messrs. Buchholz, Kessler, Nayden , Silfen and Adm. Eastwood each held 3,665 restricted common shares; and Mr. Fascitelli held 4,207 restricted common shares.

As compensation for serving on our Board, each of our non-employee trustees will receive an annual fee of $40,000, of which $20,000 will be paid in the form of restricted shares and $20,000 will be paid in cash. The cash portion of this annual fee is paid on a quarterly pro-rata basis, and the restricted share portion of this annual fee is paid on June 30th of each fiscal year. These restricted shares generally vest in three equal annual installments, are considered outstanding common shares for purposes of voting along with our common shareholders, and receive dividend-equivalent cash payments along with our common shareholders. Beginning with the restricted common share grant to occur as of June 30, 2007, the vesting terms of the restricted shares will be modified to permit for accelerated vesting at such time as a non-employee’s number of years of service on the Board plus his age equals at least 65. In addition, as of January 1, 2007, each non-employee trustees receives $1,000 for each Board or committee meeting attended in-person or telephonically. Prior to that date, each non-employee trustee received $1,000 for each Board or committee meeting attended in-person, and $500 for each Board or committee meeting attended telephonically. Committee chairmen will receive an additional annual fee with the lead independent trustee receiving an additional $5,000 per year, the Audit Committee chairman receiving an additional $7,500 per year, and the Compensation Committee chairman and the Nominating and Corporate Governance Committee chairman each receiving an additional $5,000 per year. On September 15, 2006, the Board of Trustees, upon recommendation of the Nominating and Corporate Governance Committee and the Trust’s management, also approved a one-time payment to members of the Audit Committee in recognition of their additional work in performing the Trust’s special investigation initiated during the first quarter of 2006. These additional Audit Committee service fees were payable as follows: Mr. Kessler ($67,500); Mr. Silfen ($52,500) and Adm. Eastwood ($30,000).

In March 2006, the Board appointed a Special Committee to consider and analyze strategic and financial alternatives, including potential offers to acquire the Trust. The Special Committee served through December 2006. Members of the Special Committee, which consisted of Mr. Silfen (Chairman), Mr. Buchholz and Mr. Eastwood, received the following fees: (i) an initial retainer in the amount of $10,000 for the Chairman and $5,000 for other members, (ii) for each full or partial month of service rendered by the Special Committee, a monthly retainer of $10,000 for the Chairman and $5,000 for other members, plus such other amounts as deemed appropriate by the Board following the date on which the retainer fees were paid, and (iii) attendance fees for participating in meetings as described above for our standing committees prior to January 1, 2007 ($1,000 for attendance in person, and $500 for attendance via telephone conference).

Trustees who also are officers or employees of our company receive no additional compensation as trustees. In addition, we reimburse our trustees for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Upon joining our Board, each non-employee trustee receives 3,500 restricted common shares that vest in the same manner as described above. Our Board may change the compensation of our non-employee trustees in its discretion, and has delegated this authority to the Nominating and Corporate Governance Committee.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion And Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has been appointed to discharge the Board’s responsibilities relating to the compensation of the Trust’s executive officers. The Committee has the overall responsibility for approving and evaluating the Trust’s executive officer compensation plans, policies and programs. The Committee’s primary objectives include serving as an independent and objective party to review these compensation plans, policies and programs.

Throughout this discussion, the individuals who served as the Trust’s chief executive officer and chief financial officer during fiscal 2006, as well as the other individuals included in the Summary Compensation Table presented below, are sometimes referred to in this discussion as the “named executive officers.”

Compensation Philosophy and Objectives

The Compensation Committee believes that a well-designed compensation program should align the goals of the shareholders with the goals of the chief executive officer, and that a significant part of the executive’s compensation, over the long term, should be dependent upon the value created for shareholders. In addition, all executives should be held accountable through their compensation for the Trust’s performance, and compensation levels should also reflect the executive’s individual performance during the period in an effort to encourage increased individual contributions to the Trust’s performance. The compensation philosophy, as reflected in the Trust’s employment agreements with its executives, is designed to motivate executives to focus on operating results and create long-term shareholder value by:

•        establishing a plan that attracts, retains and motivates executives through compensation that is competitive with a peer group of other publicly-traded real estate investment trusts, or REITs;

•        linking a portion of executives’ compensation to the achievement of the Trust’s business plan by using measurements of the Trust’s operating results and shareholder return; and

•        building a pay-for-performance system that encourages and rewards successful initiatives within a team environment.

The Compensation Committee believes that each of the above factors is important when determining compensation levels. Initially, the Committee reviews and approves annually the chief executive officer’s proposed corporate and individual performance goals and objectives relevant to executive officers and subsequently evaluates performance of the executive officers in light of those goals and objectives. The Committee considers the Trust’s performance, relative shareholder return, the total compensation provided to comparable officers at similarly-situated companies, and compensation given to executive officers in prior years. To that end, the Committee believes executive compensation packages provided by the Trust to its executive officers should include both base salaries and annual bonus awards that reward corporate and individual performance, as well as incentivize those executives to meet or exceed established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all final compensation decisions for the Trust’s executive officers. The chief executive officer annually reviews the performance of the executive officers other than himself (his performance is reviewed solely by the Committee), and then presents his conclusions and recommendations to the Committee with respect to base salary adjustments and annual cash bonus award amounts. The Committee then has the ability to exercise its own discretion in modifying any recommended adjustments or awards to the executives (subject where relevant to applicable terms under employment agreement), but does consider the recommendations from the chief executive officer, as well as any self-evaluations prepared by executive officers in light of any individual performance goals that have been pre-approved by the Committee.

Role of Equity-Based Compensation in Compensation Analysis

Historically, the Committee has approved only annual base salary adjustments and cash bonus awards for executive officers, and has not established any program pursuant to which executive officers receive equity-based awards under the Trust’s Equity Incentive Plan. To date, the only named executive officer to whom equity-based compensation has been awarded is Mr. O’Grady, the Trust’s current chief financial officer. The grant to Mr. O’Grady was part of his initial employment package under an employment agreement that became effective on July 1, 2006. The grant to Mr. O’Grady consisted of 40,000 restricted common shares as called for by the employment agreement, which shares will vest over a three-year period (10,000 shares upon the first anniversary of employment, and 15,000 shares for each of the second and third anniversaries of employment).

No other equity-based awards have been granted to executive officers or other Trust employees since inception of the Trust’s Equity Incentive Plan. The Committee has, however, discussed its intention to implement a formal equity-based compensation program for executive officers and other Trust employees by the end of 2007. The Committee views any such equity-based program as a form of long-term compensation, and currently expects to structure the program to include the grant of restricted common shares with vesting restrictions over one or more years of employment. The Committee also currently plans to work with an independent compensation consultant in structuring the terms of any such equity-based compensation program, and to review the terms of similar programs utilized by other peer group companies. The Committee believes that the grant of equity-based compensation that includes a vesting period over several years of employment will promote the Trust’s goal of retaining key employees, and align the key employee’s interests with those of the Trust’s shareholders from a long-term perspective.

Role of Employment Agreements in Determining Executive Compensation

Each of the Trust’s currently employed executive officers is a party to an employment agreement. At the time of the Trust’s initial public offering in October 2004, the Trust executed employment agreements with three of its then top executive officers:  the chief executive officer and the presidents of the Trust’s student housing and military housing divisions. Then, in July 2006, in light of recommendations received from independent counsel engaged by the Trust’s Audit Committee to conduct a special investigation relating to accounting and auditing matters, the Trust executed employment agreements with the Trust’s new chief financial officer, J. Patrick O’Grady, as well as with the Trust’s new president of the student housing division, John DeRiggi, and the Trust’s general counsel, Joseph M. Macchione. More specifically, the recommendations from the Audit Committee’s independent counsel provided that the Committee should consider entering into an employment agreement with its new chief financial officer, which agreement would include severance provisions, and would reduce, compared to the Trust’s past employment agreements with other executive officers, the percentage of overall compensation linked to overall Trust performance. These measures were recommended for consideration by the Committee in an effort to ensure the chief financial officer’s independence, in light of the Trust’s tone-at-the-top material weakness identified as part of the Trust’s evaluation of internal control over financial reporting as of December 31, 2005. Upon consideration of these recommendations, the Committee determined that it was appropriate to enter into such an employment agreement with Mr. O’Grady.

In addition, the Committee concluded that the same considerations of promoting Mr. O’Grady’s independence were applicable to the Trust’s other executive officers, and therefore the Committee simultaneously approved of the execution of employment agreements with the Trust’s other executive officers who had no such agreement at that time. Based on the foregoing objectives, the Committee has structured the compensation terms under these other employment agreements to motivate executives to achieve the business objectives set by the Trust and reward the executives for achieving such objectives, as well as to promote the Trust’s goal of retaining key employees.

Annual Base Salaries

Base salaries are paid for ongoing performance throughout the year. In order to compete for and retain talented executives who are critical to the Trust’s long-term success, the Committee has determined that the base salaries of executive officers should be generally in line with the average of those of executives of other equity REITs that compete with the Trust for employees, investors and business, while also taking into account the executive officer’s individual performance and tenure and the Trust’s performance relative to its peer companies within the REIT sector.

Each of the Trust’s employment agreements is subject to an initial three-year term and provides for the following initial annual base salaries: Gary M. Holloway, Sr., $350,000; Bruce F. Robinson, $325,000; John DeRiggi, $300,000; J. Patrick O’Grady, $300,000; and Joseph M. Macchione, $250,000. The initial base salaries included in the Trust’s employment agreements for Messrs. Holloway and Robinson were reviewed and recommended by The Schonbraun McCann Group LLC, an independent consulting firm engaged prior to completion of the Trust’s initial public offering in November 2004. The initial base salaries included in the Trust’s employment agreements for Messrs. O’Grady, DeRiggi and Macchione were evaluated by the Committee on the basis of a peer group report compiled by the Committee’s compensation consultant, which provided an analysis of salary and bonus amounts paid to similarly-situated employees at several comparably-sized companies. Prior to the date of effectiveness of the employment agreements for Messrs. DeRiggi and Macchione on July 1, 2006, their annual base salaries for 2006 ($275,000 and $250,000, respectively) had been similarly evaluated by the Committee in conjunction with its review of the independent compensation consultant’s peer group report. The Committee’s compensation consultant included the following companies as part of the Trust’s peer group for purposes of comparing compensation of executives: American Campus Communities, American Financial Realty Trust, Brandywine Realty Trust, Education Realty Trust, Pennsylvania Real Estate Investment Trust, and Liberty Property Trust. In evaluating the compensation provided within this peer group, the Committee considers differences between the relevant peer group company and the Trust, such as location, market presence, size, type of real estate holdings, market capitalization, and other pertinent factors. The Committee, together with its compensation consultant, will periodically review and update the Trust’s list of peer group companies to ensure that it is comprised of those companies that compete for similar talent and investors.

Under the terms of the executive officers’ employment agreements, the base salaries are to be increased annually effective January 1 of each year during the term of the employment agreement, and such increases will be a minimum positive amount equal at least to the percentage increase in the Consumer Price Index. During the first quarter of 2006, the Committee determined that it would seek to enter into employment agreements with Messrs. DeRiggi and Macchione (as well as with Mr. O’Grady, who had been offered the position of chief financial officer but not yet accepted employment), but that in the meantime it was appropriate to set the annual adjustments of the 2006 base salaries for Messrs. DeRiggi and Macchione. The Committee also agreed that it was appropriate to adjust the 2006 base salaries to amounts similar to the base salaries that were to be offered under the employment agreements with these executive officers. As referenced above, the Committee used a peer group compensation report provided by its compensation consultant in evaluating the initial base salaries to be offered to these executives under their employment agreements, and sought to ensure that the base salaries would be near the average of the base salaries received by similarly-situated employees at the peer group companies. Accordingly, during the first quarter of 2006, the Committee approved of a 2006 annual base salary for Mr. Macchione of $250,000, and for Mr. DeRiggi of $275,000, each of which was made retroactive to January 1, 2006. At the time that the Committee approved of this 2006 annual base salary for Mr. DeRiggi (which was the initial base salary to be offered under his employment agreement), Mr. DeRiggi had not yet been appointed to the position of president of the student housing business. Once Mr. DeRiggi was appointed to the position of president of the student housing business, in addition to his current role as chief investment officer, the Committee determined that it was appropriate to increase the initial base salary under his employment agreement to $300,000. The base salary under Mr. DeRiggi’s employment agreement did not become effective until July 1, 2006.

Upon the termination of Bradley W. Harris, the Trust’s former chief financial officer, on March 31, 2006, the Board appointed Dennis J. O’Leary, a non-employee trustee of the Board, as the interim chief financial officer of the Trust, to serve until a formal replacement for the position could be located. In approving the salary to be provided to Mr. O’Leary during his employment by the Trust, the Committee considered that Mr. O’Leary was accepting the position under a set of extremely volatile circumstances, including (i) the pending outcome of the special investigation being conducted by the Audit Committee, (ii) anticipated restatements to the Trust’s previously filed financial results, (iii) threats of class action shareholder litigation, and (iv) the need to work with the Trust’s independent auditors and the Trust’s forensic accountants to complete additional procedures necessary to complete the Trust’s audit for the fiscal year 2005. Mr. O’Leary served as the Trust’s interim chief financial officer from March 31, 2006 through June 30, 2006, and then as executive vice president and principal accounting officer from July 1, 2006 through August 15, 2006.

Annual Incentive Bonus Awards

In addition to the provisions for base salaries under the terms of our employment agreements, each executive is entitled to receive an annual cash bonus for each calendar year during the term of the agreement, based on the achievement of  individual and corporate performance goals set by the Committee. The Committee establishes achievement thresholds for the bonuses to be paid with respect to the achievement of these goals, as follows: (a) for Mr. Holloway, threshold, target, superior and outperformance levels equal to 40%, 80%, 120%, and 200%, respectively, of his base salary; (b) for Mr. Robinson, threshold, target, superior and outperformance levels equal to 40%, 80%, 120%, and 175%, respectively, of his base salary; and (c) for Messrs. DeRiggi, O’Grady and Macchione, threshold, target and superior levels equal to 40%, 80% and 120%, respectively, of their respective base salaries. Under the terms of Mr. O’Grady’s employment agreement, which became effective on July 1, 2006, he was guaranteed a cash bonus for the calendar year 2006 equal to no less than $120,000, of which $100,000 was required to be paid and was paid, within five business days after the effective date of his employment agreement.

Under the terms of the employment agreements, the Board or the Committee is required to meet during the first 90 days of each calendar year (120 days solely with respect to the 2006 calendar year for Messrs. DeRiggi, O’Grady and Macchione) to determine the relevant individual and corporate performance goals for each executive officer for the then-current year. At the end of that year, an assessment of individual and corporate performance against these goals is used to determine the cash incentive bonuses to be awarded in accordance with the following formula set forth under the employment agreements:

total annual incentive bonus = individual performance bonus + corporate performance bonus where:

individual performance bonus = individual performance level achieved (threshold, target, superior or outperformance percentage, as applicable) x individual goals allocation x base salary corporate performance bonus = corporate performance level achieved (threshold, target, superior or outperformance percentage, as applicable) x corporate goals allocation percentage x base salary

With respect to the allocation of individual and corporate goals, the applicable percentages under the employment agreements are 20% and 80%, respectively, for Messrs. Holloway, Robinson and DeRiggi, and 40% and 60%, respectively, for Messrs. O’Grady and Macchione. In setting individual performance goals, the Committee obtains a list of such goals from each of the executive officers, which generally include personal objectives of the individual for the coming year that relate to their management, and the general performance, of their respective department (or the Trust as a whole, as it relates to the chief executive officer). With respect to corporate goals, management as a whole submits its recommendations to the Committee as to various Trust performance objectives for the coming year, which generally are divided into goals for each of the student housing and military housing segments, as well as the Trust’s overall performance on the basis of funds from operations, or FFO. These corporate performance goals are further broken down into threshold, target, superior or (where applicable) outperformance levels. Historically, the corporate performance goals relating to student housing have been based on the dollar value of student housing acquisitions completed during a fiscal year, and goals covering military housing have been based on the number of military housing end-state housing units awarded under military housing privatization projects during a fiscal year. With respect to FFO, the Committee historically has reviewed analyst consensus for projected fiscal year FFO of the Trust in setting the target level of performance. In addition to these purely quantitative factors, the Committee also performs a qualitative analysis with respect to the Trust’s and each business segment’s performance for the fiscal year. The Committee reviews the recommendations submitted by management for both individual and corporate performance goals, and uses its discretion in making appropriate adjustments to the recommendations before finally approving them.

In light of the events surrounding the special investigation performed by the Audit Committee of the Board, which commenced in the first quarter of 2006 and did not end until the third quarter of 2006, the Committee did not set individual and corporate performance goals for the executive officers during the respective timeframes called for by the employment agreements in 2006. Accordingly, the 2006 cash bonus awards for executive officers, as approved by the Committee in March 2007, were not determined pursuant to the compensatory plan as specifically called for under the employment agreements. Rather, for purposes of determining cash bonus awards for 2006, the Committee calculated the awards by categorizing the 2006 individual performance of each executive officer into a threshold, target, superior or outperformance level (to the extent applicable under the executive’s employment agreement), and then multiplying the percentage associated with such level under the executive’s employment agreement by his then-current base salary. For example, if the Committee determined that an executive officer’s individual performance during 2006 was at a superior level, then his base salary was multiplied by 120% in order to determine the total cash bonus award to be paid.

In terms of evaluating the appropriate performance levels to assign to each of the executive officers for 2006, the Committee considered recommendations from the chief executive officer, as well as its own assessment of the work that had been performed by the executives throughout the year. With respect to Mr. Holloway, the Committee concurred with his position that he not be considered for any bonus award for 2006 and, accordingly, did not approve any bonus awardto Mr. Holloway for 2006. With respect to Mr. O’Grady, who commenced employment as the Trust’s chief financial officer on July 1, 2006, his employment agreement provided that he was entitled to receive a minimum 2006 bonus award of $120,000, of which $100,000 was paid within five business days of his commencement of employment, as discussed above. The Committee awarded Mr. O’Grady an additional $20,000 above this minimum bonus amount called for under the employment agreement, in recognition of Mr. O’Grady’s contributions during the second half of 2006, including his management of the engagement of a replacement independent auditing firm for the Trust and the timely filing of the Trust’s Quarterly Report on Form 10-Q for the third fiscal quarter of 2006, which was the first timely filed filing achieved by the Trust during 2006 and was made especially challenging by the replacement of the independent auditors during the third quarter. The Committee also noted that Mr. O’Grady had been awarded 40,000 restricted common shares as part of his initial employment package under the terms of his employment agreement.

In evaluating 2006 individual performance for Messrs. DeRiggi and Macchione, the Committee considered the additional responsibilities that each had managed throughout the year. With respect to Mr. DeRiggi, the Committee noted his dual role as both chief investment officer and president of the student housing division (to which position he was appointed  at mid-year). As to Mr. Macchione, the Committee noted his coordination of, and assistance with, a number of unexpected legal and operational matters, including the Audit Committee’s special investigation, pending class action litigation and activities relating to the Special Committee of the Board. As to Mr. Robinson’s 2006 performance, the Committee acknowledged that the Trust’s military housing division had performed in line with management’s 2006 budget and successfully closed on the award of several military housing privatization projects slated for 2006. In recognition of the efforts exerted by Messrs. Robinson, DeRiggi and Macchione on these fronts, the Committee determined that each executive had performed at a superior level of individual performance, equating to a 120% multiplier in accordance with the methodology for determining 2006 bonus levels discussed above.

In addition to its determination of the executive’s individual performance levels for 2006, the Committee also compared the executive’s total compensation for 2006 to that of similarly-situated personnel under the Trust’s peer group analysis provided by the Committee’s independent compensation consultant. The Committee noted that the 2006 total compensation to be awarded to these executives was within the average range of combined total compensation for similarly-situated positions under the applicable peer group analysis. The Committee also solicited feedback from non-management members of the Board prior to making its final determination of 2006 cash bonus awards, and considered, most notably with respect to Mr. DeRiggi, the importance of promoting the retention of employees holding key positions within the Trust.

Equity-Based Compensation

The employment agreements also provide that the executives are eligible for grants of stock options and restricted common shares under the Trust’s Equity Incentive Plan, pursuant to the terms and conditions as determined by the Committee. With respect to restricted share grants, the employment agreements provide that the shares will have voting and dividend rights, and following the applicable restriction period as determined by the Committee, will be fully transferable to the executive. As stated above, the Committee has not granted any equity-based compensation to the Trust’s executive officers to date, other than the restricted common shares awarded to Mr. O’Grady as part of his initial employment package. The Committee does, however, expect to implement a formal equity-based compensation program for executive officers and other Trust employees by the end of 2007.

Perquisites and Other Personal Benefits

The Trust’s employment agreements provide the executive officers with perquisites and other personal benefits that the Trust and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Trust to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the executive officers.

The executive officers are provided the following benefits under the terms of their employment agreements: an allotted number of paid vacation weeks; eligibility for the executive and his spouse and dependents in all Trust sponsored employee benefits plans, including 401(k) plan, group health, accident, disability insurance, group life insurance and supplemental life insurance, on such terms no less favorable than applicable to any other executive; eligibility for participation in any Trust sponsored deferred compensation plans (of which there are currently none that are utilized); an annual physical medical examination at the Trust’s cost; a monthly car allowance; reimbursement for costs associated with tax and financial planning assistance; coverage under a Trust-paid director and officer insurance plan on terms no less favorable than coverage provided to any other then current officer or trustee; and, supplemental renewable long-term disability insurance, at the Trust’s cost, as agreed to by the Trust and the executive. Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2006, are included in column (i) of the “Summary Compensation Table” provided below in this prospectus.

In addition, the executives’ employment agreements each contain provisions relating to payments upon change in control events and severance upon termination for events other than without cause or good reason (as defined under the terms of the employment agreements). These change in control and severance terms are designed to promote stability and continuity of senior management. Information regarding applicable potential payments under these provisions for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change in Control” presented below in this prospectus.

Federal Tax Regulations

Section 162(m) of the Code limits the deductibility on the Trust’s income tax return to compensation of $1.0 million for certain executive officers unless, in general, the compensation is paid pursuant to a plan that is performance-based, nondiscretionary and has been approved by the Trust’s shareholders. The Compensation Committee’s policy with respect to Section 162(m) since the Trust’s initial public offering is to make reasonable efforts to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Trust’s executives with appropriate rewards for their performance.

Compensation Committee Report

The Compensation Committee of the Trust has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
RADM James W. Eastwood (Ret), Chairman
Frederick F. Buchholz
Denis J. Nayden

Compensation Committee Interlocks and Insider Participation

All of the members of the Compensation Committee of the Trust’s Board have been determined to be independent trustees in accordance with the listing standards and corporate governance rules of the NYSE and the terms of the Trust’s Corporate Governance Guidelines. None of these trustees, or any of our executive officers, serves as a member of a board or any compensation committee of any entity that has one or more executive officers serving as a member of the Board of Trustees.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the year ended December 31, 2006. The Trust has entered into employment agreements with each of its currently-employed named executive officers.

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)	Share Awards ($) (e)(1)	Option Awards ($) (f)	All Other Compensation ($) (i)(2)		Total ($) (j)
Gary M. Holloway, Sr.	2006	$360,000		$0	$0	$0	$37,556		$397,556
Chairman, President & Chief Executive Officer
J. Patrick O’Grady	2006	$150,000		$140,000	$88,733	$0	$9,812		$388,545
Executive Vice President & Chief Financial Officer (July 1, 2006 through December 31, 2006)
Dennis J. O’Leary	2006	$288,000		$0	$1,376	$0	$0		$289,376
Interim Chief Financial Officer (March 31, 2006 through June 30, 2006)
EVP & Principal Accounting Officer (July 1, 2006 through August 15, 2006)
Bradley W. Harris(3)	2006	$60,000	(3)	$0	$0	$0	$349,615	(3)	$409,615	(3)
Former Chief Financial Officer (January 1, 2006 through March 31, 2006)
Bruce F. Robinson	2006	$335,000		$402,000	$0	$0	$32,978		$769,978
President of Military Housing Business
John DeRiggi	2006	$287,500		$345,000	$0	$0	$30,113		$662,613
President of Student Housing Business & Chief Investment Officer
Joseph M. Macchione	2006	$250,000		$300,000	$0	$0	$17,786		$567,786
Executive Vice President, General Counsel & Secretary

(1)           The amounts in column (e) reflect the dollar amount recognized by the Trust as an expense for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R, with respect to awards pursuant to the Trust’s Equity Incentive Plan. Mr. O’Grady received 40,000 restricted shares on July 1, 2006, in accordance with the terms of his employment agreement that became effective as of that date. The restricted shares vest over a three-year period, with 10,000 vesting on July 1, 2007 and 15,000 shares vesting on each of July 1, 2008 and July 1, 2009. Mr. O’Leary, who served as the Trust’s interim chief financial officer during a portion of 2006, receives grants of restricted shares for his service as a non-employee trustee on the Trust’s Board of Trustees. Additional information relating to the annual grant of restricted shares to the Trust’s non-employee trustees is provided in the table below titled “Trustee Compensation.” The number of restricted shares granted to Mr. O’Leary for the fiscal year 2006 was pro-rated to exclude the period of time that he served as an employee of the Trust. Both vested and unvested restricted shares receive dividend distributions made by the Trust.

(2)           Mr. Holloway’s employment agreement provides that he will receive a monthly car allowance of $1,500, and other benefits as are commensurate with his position, including reimbursement for the cost of tax preparation and financial planning services up to a maximum aggregate of $10,000 annually, an annual medical examination and six weeks of paid vacation annually and various other customary benefits. Pursuant to Messrs. Robinson’s and DeRiggi’s employment agreements, each will receive a monthly car allowance of $1,000 and other benefits as are commensurate with his position, including reimbursement for the cost of tax preparation and financial planning services up to a maximum aggregate of $10,000 annually, an annual medical examination, five weeks of paid vacation annually and various other customary benefits. Pursuant to Messrs. O’Grady’s and Macchione’s employment agreements, each will receive a monthly car allowance of $650 and other benefits as are commensurate with his position, including reimbursement for the cost of tax preparation and financial planning services up to a maximum aggregate of $5,000 annually, an annual medical examination, five weeks of paid vacation annually and various other customary benefits. The employment agreements for Messrs. DeRiggi, O’Grady and Macchione became effective as of July 1, 2006. During 2006, the Trust paid car allowances for Messrs. Holloway, Robinson, DeRiggi, O’Grady and Macchione of $18,000, $12,000, $9,900, $3,900 and $7,800 respectively; and paid tax planning services for each of Messrs. Holloway, Robinson, DeRiggi, O’Grady and Macchione of $10,000, $10,000, $9,900, $2,500 and $7,800, respectively. During 2006, the Trust made the following matches under the Trust’s 401(k) plan: $1,328 (Mr. Holloway); $2,750 (Mr. Robinson); $2,485 (Mr. DeRiggi); $669 (Mr. O’Grady); and $104 (Mr. Macchione); and paid medical benefits as follows: $8,228 (Mr. Holloway); $8,228 (Mr. Robinson); $8,228 (Mr. DeRiggi); $2,743 (Mr. O’Grady); and $2,082 (Mr. Macchione). The amount shown for Mr. O’Leary includes $21,946 of cash fees paid in connection with service as a non-employee trustee of the Trust’s Board of Trustees.

(3)           Mr. Harris served as the Trust’s chief financial officer until his termination of employment effective March 31, 2006. On June 28, 2006, the Trust entered into a Confidential Settlement Agreement and General Release with Mr. Harris, pursuant to which Mr. Harris received the right to the following payments: (i) payment of $75,000, less applicable deductions and withholdings, representing an amount equal to four months of pay at employee’s base salary as of the termination date, (ii) a payment of $18,750, representing an amount equal to Mr. Harris’ bonus attributable to the year ended December 31, 2005, (iii) a payment of $1,250, representing payment toward outplacement service fees incurred by Mr. Harris, (iv) commencing on August 15, 2006, a sum of $250,000, less applicable deductions and withholdings, to be paid in semi-monthly installments of $9,375 in accordance with the Trust’s normal payroll cycle, and (v) a payment of $4,615 representing payment of his earned but unused vacation as of his termination date. In addition, the Trust has made a payment to Mr. Harris’ legal counsel in the gross amount of $25,000.

Grants of Plan-Based Awards

Name (a)	Grant Date (b)	All Other Share Awards: Number of Shares or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Grant Date Fair Value of Share and Option Awards (l)
Gary M. Holloway, Sr.	—	—	—	—
Chairman, President & Chief Executive Officer
J. Patrick O’Grady	July 1, 2006	40,000	—	$532,400
Executive Vice President & Chief Financial Officer (July 1, 2006 through December 31, 2006)
Dennis J. O’Leary	September 5, 2006	948	—	$12,381
Interim Chief Financial Officer (March 31, 2006 through June 30, 2006)
EVP & Principal Accounting Officer (July 1, 2006 through August 15, 2006)
Bradley W. Harris	—	—	—	—
Former CFO (January 1, 2006 through March 31, 2006)
Bruce F. Robinson	—	—	—	—
President of Military Housing Business
John DeRiggi	—	—	—	—
President of Student Housing Business & Chief Investment Officer
Joseph M. Macchione	—	—	—	—
Executive Vice President, General Counsel & Secretary

The amounts in column (l) of the foregoing table reflect the grant date fair value calculated in accordance with FAS 123(R). During 2006, J. Patrick O’Grady was the only individual to receive a plan-based award for service as an employee. The grant was made as of July 1, 2006 under the Trust’s Equity Incentive Plan, and approved as part of Mr. O’Grady’s compensation pursuant to his employment agreement, which also became effective as of July 1, 2006. Pursuant to the terms of his employment agreement, Mr. O’Grady received a grant of 40,000 restricted common shares, of which 10,000 shares will vest on July 1, 2007 and 15,000 shares will vest on each of July 1, 2008 and July 1, 2009. On July 1, 2006, the fair market value of the Trust’s common shares, based on the closing price as reported by the New York Stock Exchange, was $13.18 per share. Under the terms of the grant, Mr. O’Grady will receive dividends on all 40,000 restricted shares while he remains employed with the Trust. The Trust has historically paid a dividend with respect to each of its fiscal quarters, at a rate that is determined at the discretion of its Board of Trustees. The restricted shares will continue to vest while Mr. O’Grady remains employed with the Trust, but will vest 100% immediately upon (i) a change of control of the Trust, (ii) upon the employee’s termination of employment by the Trust without cause (as defined in the Equity Incentive Plan), and

(iii) upon the employee’s death or becoming permanently disabled (as defined in the Equity Incentive Plan). To the extent that Mr. O’Grady is terminated from employment by the Trust with cause, the unvested portion of the restricted shares will be forfeited immediately to the Trust.

Mr. O’Leary received a grant of 948 restricted shares on September 5, 2006 in connection with his service as a non-employee trustee of the Trust’s Board of Trustees. Additional information relating to the annual grant of restricted shares to the Trust’s non-employee trustees is provided in the table below titled “Trustee Compensation.” The number of restricted shares granted to Mr. O’Leary for the fiscal year 2006 was pro-rated to exclude the period of time that he served as an employee of the Trust. Under the terms of the restricted share grant, Mr. O’Leary will receive dividends on all 948 restricted shares, and the shares will vest in equal annual installments over a three-year period (with the first installment vesting on June 30, 2007).

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Share Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Shares That Have Not Vested (#) (g)	Market Value of Shares or Units of Shares That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Gary M. Holloway, Sr.	—	—	—	—	—	—	—	—		—
Chairman, President & Chief Executive Officer
J. Patrick O’Grady	—	—	—	—	—	—	—	40,000	(1)	$406,000	(1)
Executive Vice President & CFO (July 1, 2006 through December 31, 2006)
Dennis J. O’Leary	—	—	—	—	—	—	—	3,095	(2)	$31,414	(2)
Interim Chief Financial Officer (March 31, 2006 through June 30, 2006) EVP & Principal Accounting Officer (July 1, 2006 through August 15, 2006)
Bradley W. Harris	—	—	—	—	—	—	—	—		—
Former CFO (January 1, 2006 through March 31, 2006)
Bruce F. Robinson	—	—	—	—	—	—	—	—		—
President of Military Housing Business
John DeRiggi	—	—	—	—	—	—	—	—		—
President of Student Housing Business & Chief Investment Officer
Joseph M. Macchione	—	—	—	—	—	—	—	—		—
Executive Vice President, General Counsel & Secretary

(1)             Represents 40,000 restricted shares granted to Mr. O’Grady under the Trust’s Equity Incentive Plan on July 1, 2006, pursuant to the terms of Mr. O’Grady’s employment agreement. The shares vest over a three-year period, with 15,000 vesting on July 1,

2007 and 10,000 vesting on each of July 1, 2008 and July 1, 2009. Under the terms of the grant, Mr. O’Grady will receive dividends on all 40,000 restricted shares while he remains employed with the Trust. The Trust has historically paid a dividend with respect to each of its fiscal quarters, at a rate that is determined at the discretion of its Board of Trustees. The restricted shares will continue to vest while Mr. O’Grady remains employed with the Trust, but will vest 100% immediately upon (i) a change of control of the Trust, (ii) upon the employee’s termination of employment by the Trust without cause (as defined in the Equity Incentive Plan), and (iii) upon the employee’s death or becoming permanently disabled (as defined in the Equity Incentive Plan). To the extent that Mr. O’Grady is terminated from employment by the Trust with cause, the unvested portion of the restricted shares will be forfeited immediately to the Trust. The market value of the unvested shares is based on the closing price of the Trust’s common shares on December 29, 2006 as reported on the New York Stock Exchange, which was $10.15 per common share.

(2)             Represents the unvested portion of restricted shares granted to Mr. O’Leary in connection with his service as a non-employee trustee of the Trust’s Board of Trustees. Additional information relating to the annual grant of restricted shares to the Trust’s non-employee trustees is provided in the table below titled “Trustee Compensation.” The amount of restricted shares granted to Mr. O’Leary for the fiscal year 2006 was pro-rated to exclude the period of time that he served as an employee of the Trust. Under the terms of the restricted share grants, Mr. O’Leary will receive dividends on unvested and vested shares, and the shares will vest in equal annual installments over a three-year period. The unvested restricted shares as of December 31, 2006 will vest as follows: with respect to a grant made on January 1, 2005, 1,167 shares will vest on October 28, 2007; with respect to a grant made on March 31, 2005, 142 shares will vest on March 31, 2007 and 143 shares will vest on March 31, 2008; with respect to a grant made on June 30, 2005, 120 shares will vest on June 30, 2007 and 121 shares will vest on June 30, 2008; with respect to a grant made on September 30, 2005, 227 shares will vest on September 30, 2007 and 228 shares will vest on September 30, 2008; and with respect to a grant made on September 5, 2006, 316 shares will vest on each of June 30, 2007, June 30, 2008 and June 30, 2009. The market value of the unvested shares is based on the closing price of the Trust’s common shares on December 29, 2006 as reported on the New York Stock Exchange, which was $10.15 per common share.

Option Exercises and Shares Vested

	Option Awards		Share Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
Gary M. Holloway, Sr.	—	—	—		—
Chairman, President & Chief Executive Officer
J. Patrick O’Grady	—	—	—		—
Executive Vice President & Chief Financial Officer (July 1, 2006 through December 31, 2006)
Dennis J. O’Leary	—	—	2,823	(1)	$39,710	(1)
Interim Chief Financial Officer (March 31, 2006 through June 30, 2006) EVP & Principal Accounting Officer (July 1, 2006 through August 15, 2006)
Bradley W. Harris	—	—	—		—
Former Chief Financial Officer (January 1, 2006 through March 31, 2006)
Bruce F. Robinson	—	—	—		—
President of Military Housing Business
John DeRiggi	—	—	—		—
President of Student Housing Business & Chief Investment Officer
Joseph M. Macchione	—	—	—		—
Executive Vice President, General Counsel & Secretary

(1)          Represents restricted shares pursuant to multiple grants in connection with Mr. O’Leary’s service as a non-employee trustee of the Trust’s Board of Trustees. Additional information relating to the annual grant of restricted shares to the Trust’s non-employee trustees is provided in the table below titled “Trustee Compensation.” Under the terms of the restricted share grants, Mr. O’Leary will receive dividends on unvested and vested shares, and the shares will vest in equal annual installments over a three-year period. The value of the vested shares realized is calculated based on the closing price of the Trust’s shares as reported on the New York Stock Exchange on the applicable vesting date for the shares, and specifically were as follows: with respect to a grant made on January 1, 2005, 1,167 shares vested on October 28, 2005 with a value of $14.92 per share and 1,167 shares vested on October 28, 2006 with a value of $13.88 per share; with respect to a grant made on March 31, 2005, 142 shares vested on March 31, 2006 with a value of $11.64 per share; with respect to a grant made on June 30, 2005, 120 shares vested on June 30, 2006 with a value of $13.18 per share; and with respect to a grant made on September 30, 2005, 227 shares vested on September 30, 2006 with a value of $12.62 per share.

Potential Payments Upon Termination or Change in Control

Pursuant to the Trust’s employment agreements, Messrs. Holloway, Robinson, DeRiggi, O’Grady and Macchione, each of the executives is entitled to certain termination or change-in-control payments. The employment agreements provide that the executive officers agree to devote substantially all of their business time to the performance of their duties to us under their employment agreements (except as we otherwise agree). At the end of the initial three-year term, the employment agreements will automatically extend for two additional one-year periods (each, an “Extension Term”), unless either party terminates the agreement by providing prior written notice to the other party not later than 60 days prior to expiration thereof. These employment agreements permit us to terminate the executives’ employment with appropriate notice for or without “cause.” “Cause” is generally defined to mean:

•       conviction of, or the entry of a plea of guilty or nolo contendere to, a felony, excluding any felony relating to the negligent operation of a motor vehicle or a conviction, plea of guilty or nolo contendere arising under a statutory provision imposing per se criminal liability due to the position held by the executive with us, provided the act or omission of the executive or officer with respect to such matter was not taken or omitted to be taken in contravention of any applicable policy or directive of the Board of Trustees;

•       a willful breach of the executive’s duty of loyalty which is materially detrimental to us; and

•       a willful failure to adhere to explicitly stated duties that are consistent with the executive’s employment agreement, or the reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including without limitation the business code of ethics adopted by our Board of Trustees, or the failure to follow the lawful directives of our Board of Trustees provided such directives are consistent with the terms of the executive’s employment agreement, which continues for a period of 30 days after written notice to the executive.

In addition, each executive has the right under his employment agreement to resign for “good reason” upon certain events that occur without such executive’s written consent, provided the executive notifies us of his determination that “good reason” exists within 60 days of when the executive knows of the occurrence of the event upon which his determination is based. For these purposes, “good reason” means (i) any material reduction in duties, responsibilities or reporting requirements, or the assignment of any duties, responsibilities or reporting requirements that are inconsistent with his positions with us; (ii) a reduction in his annual base salary; (iii) the termination or material reduction of certain employee benefit plans, programs or material fringe benefits other than in connection with modifications to plans that are applicable to all similarly situated officers; (iv) relocation of our offices outside of a 35-mile radius of Newtown Square, Pennsylvania; (v) a failure by us to renew his employment agreement on at least comparable terms at the close of the initial term or of either extension term; or (vi) our material breach of his employment agreement which continues for a period of 30 days after written notice. In addition, with respect to Mr. Holloway, such “good reason” also includes his removal from the board, other than for “cause,” or failure to be nominated or elected to the board, other than for “cause,” absent his prior written consent.

In the event of a termination of the executive’s employment by the executive or by us (or our successor) for any reason other than “cause” following a change of control, the executive will become fully vested in his options and restricted shares and shall have a two-year period from his or her date of termination to exercise his or her vested options. In general terms, a change of control occurs:

•       if a person, entity or affiliated group (with certain exceptions) acquires more than 50% of our then outstanding voting securities;

•       if we merge into another entity, unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•       upon the liquidation, dissolution, sale or disposition of all or substantially all of our assets such that after that transaction the holders of our voting shares immediately prior to the transaction own less than 50% of the voting securities of the acquiror or its parent;

•       if our board members are elected such that a majority of the board members have been members of the board for less than two years, unless the election or nomination for the election of each new board member who was not a board member at the beginning of such two year period was approved by at least two-thirds of the board members then still in office who were board members at the beginning of such period; or

•       if a majority of our board votes in favor of a resolution stating that a change of control has occurred.

With respect to Messrs. Holloway and Robinson, if payments become due as a result of a change of control and the excise tax imposed by Section 4999 of the Code applies, the terms of their employment agreements require us to gross up the executives for the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment.

Each executive has agreed with the Trust that for a period after termination of his employment (18 months for Messrs. Holloway and Robinson, 24 months for Messrs. DeRiggi, O’Grady and Macchione), such executive will not compete with the Trust by working with or investing in, subject to certain limited exceptions noted below, any enterprise engaged in a business substantially similar to any primary segment of our business as conducted during the period of the executive’s employment with the Trust. The executive will not be subject to these restrictions if the Trust commits a material breach of the executive’s employment agreement. In addition, these restrictions will not preclude the executive from (i) making any investment in a public company or any entity in which he is the owner of 5% or less of the issued and outstanding voting securities, provided ownership does not result in his being obligated or required to devote a substantial amount of managerial efforts, (ii) engaging in charitable, academic or community activities, or in trade or professional organizations, or (iii) holding directorships in other companies consistent with our conflict of interest policies and corporate governance guidelines.

The employment agreements provide that, if the executive’s employment ends due to termination by us without cause, or termination by the executive for good reason, we will be obligated to pay the following severance benefit: (i) a lump sum payment equal to (A) with respect to Mr. Holloway, three times base salary his average annual bonus determined at the superior level of both corporate and individual performance for the year in which the termination occurs, (B) with respect to Mr. Robinson, two times such amount if not in connection with a change of control and three times such amount if in connection with a change of control, and (C) with respect to Messrs. DeRiggi, O’Grady and Macchione, two times such amount, (ii) a prorated amount of the incentive bonus at the superior level for individual and corporate performance for the year in which the termination occurs, and (iii) an amount equal to accrued but unpaid base salary through the date of termination plus any other compensation then due and owing. The Trust will also permit the executive to continue to participate in, and will pay the premiums for, group health coverage for a period of three years following the executive’s date of termination with respect to Messrs. Holloway and Robinson, and two years with respect to Messrs. DeRiggi, O’Grady and Macchione. Additionally, all of the options and restricted shares granted to the executive will become fully vested, and the executive will have a period of at least two years from the effective date of termination in which to exercise all vested options. If, however, any executive resigns for “good reason” upon notice of non-renewal by the Trust after the second Extension Term, the multiplier described in clause (i) above will be reduced to one times such amount. Assuming a triggering event for these severance benefits upon termination took place as of December 31, 2006, the following payments would have been due and payable to the executive officers:

Named Executive Officer With Employment Agreements	Estimated Aggregate Payment Upon Termination for Cause, or by Employee with Good Reason, as of December 31, 2006
Gary M. Holloway, Sr. Chairman, President & CEO	$2,376,000
J. Patrick O’Grady Executive Vice President & CFO (July 1, 2006 through December 31, 2006)	$1,320,000
Bruce F. Robinson President of Military Housing Business	$1,474,000
John DeRiggi Pesident of Student Housing Business & Chief Investment Officer	$1,265,000
Joseph M. Macchione Executive Vice President, General Counsel & Secretary	$1,100,000

If an executive’s employment ends due to death or permanent disability, the Trust will pay to the executive, or his estate or beneficiary, an amount equal to one times the executive’s base salary and the executive’s annual incentive bonus (determined at the superior level for both corporate and individual performance for the year in which the termination of employment occurs) within 10 days of the occurrence of the relevant event. Further, the executive will become vested in all options and restricted shares and the executive or the executive’s personal representative will have one year from the date of the event to exercise all vested options. The Trust will pay to the executive or the executive’s representative any base salary, annual bonus, expense reimbursement, and all other compensation related payments payable as of the date of the relevant event. In addition, the Trust will pay to the executive or the executive’s representative a prorated amount of the incentive bonus at the target level for corporate and individual performance for the year in which the relevant event occurred. Assuming a triggering event for these severance benefits upon termination took place as of December 31, 2006, the following payments would have been due and payable to the executive officers:

Named Executive Officer With Employment Agreements	Estimated Aggregate Payment Upon Termination as a result of Death or Permanent Disability, as of December 31, 2006
Gary M. Holloway, Sr. Chairman, President & CEO	$792,000
J. Patrick O’Grady Executive Vice President & CFO (July 1, 2006 through December 31, 2006)	$660,000
Bruce F. Robinson President of Military Housing Business	$737,000
John DeRiggi President of Student Housing Business & Chief Investment Officer	$632,500
Joseph M. Macchione Executive Vice President, General Counsel & Secretary	$550,000

In the event of a termination of the executive’s employment by the executive or by us (or our successor) for any reason other than “cause” following a change of control as described above, the executive will become fully vested in his options and restricted shares and shall have a two-year period from his or her date of termination to exercise his or her vested options.

With respect to Messrs. Holloway and Robinson, if payments become due as a result of a change of control and the excise tax imposed by Section 4999 of the Code applies, the terms of their employment agreements will require us to gross up the executives for the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment. Effective as of July 27, 2006, the Trust entered into an amendment to its employment agreement with Bruce F. Robinson, President of the Military Housing division. Under the terms of the amendment, in the event of the occurrence of a change of control (as defined in the agreement), other than a change of control resulting from a transaction in which Gary M. Holloway, Sr. or Mr. Robinson is a majority owner or managing member of the Trust (or any successor) following the transaction, then Mr. Robinson and the Trust (or the buyer or acquirer in such change of control transaction) shall enter into good faith negotiations not later than 15 days following the closing of such transaction as to Mr. Robinson’s position with, and role and compensation in the post-closing business. If the parties to such negotiation have not reached an agreement and have not executed an employment agreement with respect to Mr. Robinson’s ongoing employment after the closing not later than 30 days following such closing, then Mr. Robinson shall have the right, not later than 15 days following the expiration of the 30-day period, to terminate employment with the Trust and have such termination deemed to constitute “good cause” pursuant to the agreement; provided, however, that such election shall not be available in the event (i) that Mr. Robinson has become entitled to severance under any other provision of the employment agreement prior to his termination of employment, or (ii) of his death, permanent disability or the occurrence of any event that would give the Trust valid reason to terminate for cause. Assuming a triggering event for these severance benefits upon termination took place as of December 31, 2006, the following payments would have been due and payable to the executive officers:

Named Executive Officer With Employment Agreements	Estimated Aggregate Payment Upon Termination For any reason other than Cause, as of December 31, 2006
Gary M. Holloway, Sr. Chairman, President & CEO	$2,971,470
J. Patrick O’Grady Executive Vice President & CFO (July 1, 2006 through December 31, 2006)	$1,320,000
Bruce F. Robinson President of Military Housing Business	$2,802,367
John DeRiggi President of Student Housing Business & Chief Investment Officer	$1,265,000
Joseph M. Macchione Executive Vice President, General Counsel & Secretary	$1,100,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

From time to time, the Trust may acquire, manage or develop properties in which its trustees or executive officers have an interest. The Trust may recruit other persons with experience in the student or military housing industries to join its board or management team who have financial interests in housing properties the Trust intends to acquire, develop or manage. In transactions of this nature, there will be conflicts between the Trust’s interests and the interest of the trustee or executive officer involved, and the Trust does not intend to engage in these transactions without the approval of a majority of our independent disinterested trustees. Our declaration of trust provides that in defining or interpreting the powers and duties of the trustees, reference may be made by the trustees to the powers and duties of directors of a corporation under the Maryland General Corporation Law, or MGCL. The MGCL provides that a contract or other transaction between a corporation and any of that corporation’s directors and any other entity in which that director is also a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director’s vote was counted in favor of the contract or transaction, if:

•       the fact of the common directorship or interest is known or disclosed to the board or a committee of the board, and the board or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

•       the fact of the common directorship or interest is known or disclosed to shareholders entitled to vote on the contract or transaction, and the contract or transaction is approved by a majority of the votes cast by the shareholders entitled to vote on the matter, other than votes of shares owned of record or beneficially by the interested director, corporation, firm or other entity; or

•       the contract or transaction is fair and reasonable to the corporation.

Under the Trust’s conflicts of interest policy as contained in its Code of Business Conduct and Ethics, a conflict of interest exists when a person’s private interest is not aligned or appears to be not aligned, or interferes or appears to interfere, in any way with the Trust’s interest. For example, the Trust’s conflicts of interest policy prohibits its officers, employees and trustees from entering into agreements, transactions or business relationships, or otherwise taking actions, that involve conflicts of interest, other than such agreements, transactions or business relationships or other actions that are (i) otherwise contemplated in the prospectus relating to the Trust’s initial public offering, or (ii) approved in advance by the Trust’s Audit Committee. Except as otherwise permitted as described in the foregoing sentence, the Trust is prohibited from, among other things, engaging in the following activities:

•       acquiring any assets or other property from, or selling any assets or other property to, any of the Trust’s trustees, officers or employees, any of their immediate family members or any entity in which any of the Trust’s trustees, officers or employees or any of their immediate family members has an interest of 5% or more;

•       making any loan to, or borrowing from, any of the Trust’s trustees, officers or employees, any of their immediate family members or any entity in which any of the Trust’s trustees, officers or employees or any of their immediate family members has an interest of 5% or more;

•       engaging in any other transaction with any of the Trust’s trustees, officers or employees, any of their immediate family members or any entity in which any of the Trust’s trustees, officers or employees or their immediate family members has an interest of 5% or more; or

•       permitting any of the Trust’s trustees or officers to make recommendations regarding or to approve compensation decisions that will personally benefit such trustees or officers or their immediate family members whom the Trust employs, other than customary compensation for service on the Trust’s Board of Trustees and its committees.

In accordance with this policy, all related party transactions as would be required to be reported under Item 404(a) of Regulation S-K as promulgated by the SEC, must be approved in advance by the Audit Committee, or are otherwise deemed to be violations of the Trust’s Code of Business Conduct and Ethics. In evaluating related party transactions for approval, the Audit Committee has considered the business purpose of the transaction, whether the terms of the transactions are consistent with those that could be obtained in arms-length negotiations with unaffiliated third-parties, the dollar value of the individual transaction and the aggregate dollar value of all related party transactions with the related party.

Related Party Management and Other Services

In the ordinary course of the Trust’s business operations, the Trust has on-going business relationships with Gary M. Holloway, Sr., entities affiliated with Mr. Holloway, and entities in which Mr. Holloway or the Trust has an equity investment. These relationships and related transactions are summarized below.

In connection with the Trust’s initial public offering, Mr. Holloway, and various entities wholly-owned by Mr. Holloway, entered into a Contribution Agreement, dated October 18, 2004, with GMH Communities, LP, the Trust’s operating partnership. Pursuant to the Contribution Agreement, Mr. Holloway contributed to the operating partnership all of the partnership interests of GMH 353 Associates, L.P., which entity’s sole asset was the corporate headquarters building located in Newtown Township, Pennsylvania. The Commonwealth of Pennsylvania and Newtown Township each impose a 1% transfer tax on the transfer of these partnership interests. During 2006, Mr. Holloway paid the Trust approximately $61,000 as reimbursement for one-half of the aggregate transfer tax that was originally paid by the Trust to the Commonwealth and Township in connection with transfer tax assessed against the transfer of the partnership interests. The amount paid by Mr. Holloway to the Trust was recorded as a reduction to corporate assets on the Trust’s balance sheet as of December 31, 2005.

Since completion of the Trust’s initial public offering, the Trust and certain of its employees have continued to provide services for entities that are wholly-owned or controlled by Mr. Holloway, which services include legal, IT, human resources, payroll, accounting, marketing, and costs for office equipment and furniture. These entities reimbursed the Trust for these services provided during the fiscal year 2006, which totaled approximately $218,000.

The Trust leases space in its corporate headquarters to entities wholly-owned by Mr. Holloway, including GMH Capital Partners, LP, an entity that provides property management services for office, retail, industrial, multi-family and corporate properties, as well as acquisition and disposition services. During the fiscal year 2006, these entities paid an aggregate of approximately $156,000 for the lease of space in the Trust’s corporate headquarters.

The Trust is reimbursed by the joint ventures relating to certain of its military housing projects in which the Trust has an ownership interest, as well as student housing properties under the Trust’s management in which Mr. Holloway was an investor through March 2005,  for the cost of certain employees engaged in the daily operation of those military housing projects and student housing properties. During the year ended December 31, 2006, such expense reimbursements relating to these military housing projects and student housing properties totaled $64.0 million.

The Trust earned management fees amounting to $93,000 from properties in which Mr. Holloway was an investor during 2006.

Mr. Holloway owns Bryn Mawr Abstract, Inc., an entity that provides title abstract services to third party title insurance companies, from which the Trust has purchased title insurance with respect to student housing properties and military housing projects during 2006. In connection with the Trust’s purchase of title insurance for these student housing properties and projects, the Trust paid premiums to other title insurance companies, which fees in some cases are fixed according to statute. From these premiums, the other title companies paid to Bryn Mawr Abstract $373,000 during the year ended December 31, 2006 for the provision of title abstract services.

In February 2005, the Trust transferred its interest in Corporate Flight Services, LLC, including the corporate aircraft and associated debt initially contributed to the Trust’s operating partnership at the time of the Trust’s initial public offering, back to Mr. Holloway. During the year ended December 31, 2006, the Trust paid Corporate Flight Services, LLC $993,000 for use of the aircraft owned by Corporate Flight Services, LLC.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board currently is comprised of three independent trustees, Messrs. Kessler (Chairman), Eastwood and Silfen. Each of these trustees meets the independence and experience requirements of the NYSE. The Audit Committee maintains a written charter outlining the Audit Committee’s practices.

Management is responsible for the preparation, presentation and integrity of the Trust’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Trust’s independent registered public accountanting firm is responsible for performing an independent audit of the Trust’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the recommendation to the Board of the selection of the Trust’s independent registered public accountanting firm.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

In this context, the Audit Committee has met and held discussions with management and the independent accountants, including meetings with the independent accountants during which management was not present. Management represented to the Audit Committee that the Trust’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Trust’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Trust’s 2006 Annual Report on Form 10-K.

Respectfully Submitted,
Audit Committee:
Steven J. Kessler, Chairman RADM James W. Eastwood (Ret) Richard A. Silfen

INDEPENDENT AUDITORS AND AUDITOR FEES

Ernst & Young LLP served as the Trust’s independent registered public accountantinf firm from the Trust’s formation in May 2004 through its resignation effective September 15, 2006. During its engagement with the Trust throughout 2006, Ernst & Young LLP performed certain non-audit services for the Trust. The Audit Committee considered whether the provision of these non-audit services was compatible with maintaining the accountants’ independence. The Audit Committee discussed these services with representatives of Ernst & Young LLP and management to determine that they were permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

On September 29, 2006, the Audit Committee of the Board approved of the appointment of Reznick Group, P.C. as the Trust’s new independent public accountants and principal registered public accounting firm. During its engagement with the Trust throughout 2006, Reznick Group, P.C. performed certain non-audit services for the Trust. The Audit Committee considered whether the provision of these non-audit services was compatible with maintaining the accountants’ independence. The Audit Committee discussed these services with representatives of Reznick Group, P.C. and management to determine that they were permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

The following table presents the aggregate fees billed by Ernst & Young LLP for the most recent fiscal years ended December 31, 2005 and 2006:

	2005	2006
Audit Fees(1)	$3,334,718	$975,345
Audit-Related Fees(2)	$160,000	$12,500
Tax Fees(3)	$273,099	$288,312
All Other Fees	-0-	$-0-
Total fees	$3,767,817	$1,276,157

(1)          Fees for audit services in 2005 and 2006 related to (i) audits of our annual financial statements and all related financial statements required to be audited pursuant to regulatory filings, including student housing property and/or portfolio acquisitions, (ii) reviews of unaudited quarterly financial statements, and (iii) services related to the issuance of comfort letters, consents and other services related to SEC matters.

(2)          Fees for audit-related services billed in 2005 and 2006 included military housing joint venture audits and financial accounting and reporting consultations in connection with the Trust’s student housing acquisitions.

(3)          Fees for tax services relating to tax compliance services and tax planning and advice services, including preparation of tax returns for the fiscal years ended December 31, 2005 and December 31, 2006.

The following table presents the aggregate fees billed by Reznick Group, P.C. for the most recent fiscal years ended December 31, 2005 and 2006:

	2005	2006
Audit Fees(1)	-0-	$1,000,000
Audit-Related Fees(2)	$64,075	110,000
Tax Fees(3)	5,000	10,000
All Other Fees	-0-	-0-
Total fees	$69,075	$1,120,000

(1)          Fees for audit services in 2006 related to (i) audits of our annual financial statements and all related financial statements required to be audited pursuant to regulatory filings, including student housing property and/or portfolio acquisitions, (ii) reviews of unaudited quarterly financial statements, and (iii) services related to the issuance of comfort letters, consents and other services related to SEC matters.

(2)          Fees for audit-related services billed in 2005 and 2006 included military housing joint venture audits.

(3)          Fees for tax services relating  to our military housing joint ventures.

The Audit Committee has pre-approved certain specific audit and non-audit services to be provided to the Trust by the independent auditors during 2007, based on a pre-approved maximum dollar amount per service and maximum quarterly threshold for each service. In connection with this pre-approval process, the independent auditors provided the Audit Committee with a list that described in reasonable detail the services expected to be performed by the independent auditor during 2007. Any request for services not contemplated by this list must be submitted to the Audit Committee for specific pre-approval and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. All audit, audit-related, tax and other services were pre-approved by the Audit Committee.

The Trust expects that a representative from Reznick Group, P.C. will attend the 2007 Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Trust’s executive officers and trustees and persons who own more than 10% of the Trust’s common shares to file reports of ownership and changes in ownership of the Trust’s common shares and any other equity securities with the SEC and the NYSE. Executive officers, trustees and greater than 10% shareholders are required by SEC regulations to furnish the Trust with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Trust, or written representations from certain reporting persons that no such forms were required to be filed by such persons, we believe that all our executive officers, trustees and greater than 10% shareholders complied during 2006 with all filing requirements applicable to them.

2006 ANNUAL REPORT TO SHAREHOLDERS

We have enclosed along with this Proxy Statement a copy of the Trust’s 2006 Annual Report to shareholders that includes all required financial statements and schedules. We will provide additional copies of the 2006 Annual Report to each person solicited by this Proxy Statement, free of charge, upon request in writing to Attn: Investor Relations, GMH Communities Trust, 10 Campus Boulevard, Newtown Square, PA 19073.

MR A SAMPLE

DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000004

C123456789

000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A    Election of Trustees — The Board of Trustees recommends a vote FOR all the nominees listed.

1. Nominees:	01 - Gary M. Holloway, Sr.	02 - Bruce F. Robinson	03 - Frederick F. Buchholz
	04 - RADM James W. Eastwood (Ret)	05 - Michael D. Fascitelli	06 - Steven J. Kessler
	07 - Denis J. Nayden	08 - Dennis J. O’Leary	09 - Richard A. Silfen

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06	07	08	09
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐

B    Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.	☐

C    Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on this Proxy. If common shares stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If common shares are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased shareholder should give their full title. Please date this Proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

C 1234567890	JNT	MR ASAMPLE (THIS AREAIS SET UP TO ACCOMMODATE
1 UPX	0138211	140 CHARACTERS) MR ASAMPLE AND MR ASAMPLE AND
		MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND
		MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — GMH Communities Trust

Annual Meeting of Shareholders – June 14, 2007

10 Campus Boulevard, Newtown Square, Pennsylvania 19073
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby constitutes and appoints Gary M. Holloway, Sr. and Joseph M. Macchione, and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all of the common shares of GMH Communities Trust (the “Trust”) which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of the Trust to be held at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA19428, on Thursday, June 14, 2007 at 10:00 a.m., local time, and at any adjournment, postponement or continuation thereof.

When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified and, if no specification is made, will be voted for the Board of Trustee nominees, and this Proxy authorizes the above-designated Proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof pursuant to Maryland law and bylaws of the Trust and to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

If you plan to attend the meeting, please pre-register by notifying Investor Relations at 610.355.8206, or e-mail to kgrim@gmh-inc.com.
Bring top portion of the Proxy Card for admission to the 2007 Annual Meeting of Shareholders.

(Continued and to be signed on reverse side)